     As filed with the Securities and Exchange Commission on April 20, 1999
                                                      REGISTRATION NO. 333-XXXXX

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               THE SCOTTS COMPANY
             (Exact name of Registrant as specified in its charter)

            OHIO                            2875                  31-1199481
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)     Identification No.)


          14111 SCOTTSLAWN ROAD, MARYSVILLE, OHIO 43041, (937) 644-0011
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 G. ROBERT LUCAS
                              14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041
                                 (937) 644-0011
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   COPIES TO:
                              RONALD A. ROBINS, JR.
                       VORYS, SATER, SEYMOUR AND PEASE LLP
                        52 EAST GAY STREET, P.O. BOX 1008
                            COLUMBUS, OHIO 43216-1008
                  --------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement as the Registrant shall determine.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS OF                    AMOUNT TO BE             PROPOSED MAXIMUM               AMOUNT OF
         SECURITIES TO BE REGISTERED                  REGISTERED           OFFERING PRICE PER UNIT       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
8.625% Senior Subordinated Notes due 2009            $330,000,000                   100%                      $91,740
-------------------------------------------------------------------------------------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the prospectus is delivered in final form. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED APRIL 20, 1999

PRELIMINARY PROSPECTUS

[Company Logo]                      $330,000,000
                               THE SCOTTS COMPANY
                              OFFER TO EXCHANGE ITS
                        8.625% SENIOR SUBORDINATED NOTES
                 DUE 2009, WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                      FOR AN EQUAL PRINCIPAL AMOUNT OF ITS
                   8.625% SENIOR SUBORDINATED NOTES DUE 2009,
                         WHICH HAVE NOT BEEN REGISTERED



 THE EXCHANGE OFFER, INCLUDING THE WITHDRAWAL RIGHTS, WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON          , 1999, UNLESS EXTENDED

By this prospectus and the accompanying letter of transmittal, Scotts is offering to exchange up to $330,000,000 in principal amount of its 8.625% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding 8.625% Senior Subordinated Notes due 2009, which have not been so registered. The notes which have been registered are referred to as the "Exchange Notes." The notes which are outstanding and which have not been registered are referred to as the "Original Notes." The Exchange Notes and the Original Notes are identical, except that the Original Notes contained transfer restrictions and registration rights that the Exchange Notes do not contain.

The Exchange Offer is not conditioned upon the tender of any minimum amount of Original Notes. The Exchange Offer will remain open for at least 30 days from today. For a description of the customary conditions to the Exchange Offer, see "The Exchange Offer."

The notes will bear interest at the rate of 8.625% per year. Interest on the notes is payable on January 15 and July 15 of each year, beginning on July 15, 1999. The notes will mature on January 15, 2009. Scotts may redeem some or all of the notes at any time after January 15, 2004. The redemption prices are discussed under the caption "Description of Notes -- Optional Redemption."

If Scotts cannot make payments on the notes, its subsidiary guarantors will make them instead. Not all of Scotts' subsidiaries will be subsidiary guarantors.

The notes and the subsidiary guarantees will be unsecured senior subordinated obligations of Scotts and the subsidiary guarantors and will be subordinated in right of payment to all of Scotts' and its subsidiary guarantors' senior indebtedness.

The notes are expected to trade in the Private Offerings, Resales, and Trading through Automatic Linkages Market ("Portal Market").

Scotts will not receive any proceeds from the Exchange Offer and will pay all expenses incident to the Exchange Offer.

INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
          , 1999

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. SCOTTS IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                        Page

     Incorporation of Documents by Reference...........................
     General Information...............................................
     Disclosure Regarding Forward-Looking Statements...................
     Prospectus Summary................................................
     Risk Factors......................................................
     The Transactions..................................................
     Ratio of Earnings to Fixed Charges................................
     Use of Proceeds...................................................
     Capitalization....................................................
     Unaudited Selected Pro Forma Combined Financial Data..............
     Selected Financial Information....................................
     The Exchange Offer................................................
     Description of Notes..............................................
     Selected United States Federal Tax Considerations.................
     Plan of Distribution..............................................
     Legal Matters.....................................................
     Independent Auditors..............................................

                     INCORPORATION OF DOCUMENTS BY REFERENCE

We are incorporating the following documents into this Prospectus by reference:
(i) our Annual Report on Form 10-K for the fiscal year ended September 30, 1998;
(ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 1999; (iii) our Current Reports on Form 8-K dated as of December 21, 1998 and January 7, 1999; and (iv) all other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) prior to the consummation of the Exchange Offer.

The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Our periodic reports and other information filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission upon payment of certain prescribed fees. In addition, the Commission maintains a website that contains periodic reports and other information filed by the Company. This website can be accessed at www.sec.gov. Copies of such material can also be obtained from the Company upon request.

Copies of documents incorporated in this Prospectus by reference may be obtained upon request without charge by contacting The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer, (614) 644-0011.

                               GENERAL INFORMATION

Roundup(R) is a registered trademark of Monsanto Company ("Monsanto"). Unless otherwise indicated, all other trademarks, service marks or brand names appearing in this Prospectus are the property of the Company.

This Prospectus contains summaries, believed to be accurate, of selected terms of relevant documents. However, we refer you to the actual documents, copies of which we will make available upon request, for the complete information contained therein. All summaries of these documents are qualified in their entirety by this reference.

This Exchange Offer is not being made, nor will we accept surrenders for exchange from, holders of Original Notes in any jurisdiction in which this Exchange Offer or our acceptance of Original Notes, would not be in compliance with the applicable securities or blue sky laws.

Scotts expects that the Exchange Notes will be represented by one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, Exchange Notes in certificated form will be issued in exchange for the Global Notes only under limited circumstances on the terms set forth in the Indenture. See "Description of Notes -- Book-Entry; Delivery and Form."

Scotts will not receive any cash proceeds from the issuance of the Exchange Notes offered by this Prospectus. We are not using any dealer-manager for this Exchange Offer.

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL TOGETHER CONSTITUTE THE "EXCHANGE OFFER" AND CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL NOTES SHOULD READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL NOTES IN THIS EXCHANGE OFFER.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


This Prospectus includes and incorporates by reference "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, the statements about the Company's plans, strategies and prospects under the headings "Prospectus Summary," "Selected Historical and Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this Prospectus are set forth below under the caption "Risk Factors" and incorporated by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended September 30, 1998. All forward-looking statements are expressly qualified in their entirety by those cautionary statements.

                               PROSPECTUS SUMMARY


Throughout this prospectus, the words "Scotts," "Company" and "we" refer to The Scotts Company and its subsidiaries. The following summary contains basic information about the Company and this exchange offering. It likely does not contain all the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents to which we have referred you. For purposes of this prospectus, when we describe information as being on a "pro forma" basis, unless otherwise indicated, we are assuming that the RPJ Acquisition, the Ortho Acquisition and the Roundup Marketing Agreement (each as defined herein and, collectively, the "Transactions"), Scotts' new credit facility and the offering of the Original Notes had been completed on the first day of the period indicated, in the case of sales or other income statement information, or as of the day indicated, in the case of assets, liabilities or other balance sheet information. In this prospectus, we rely on and refer to information regarding the consumer lawn and garden market and its segments in the United States provided by Triad market research reports covering the period January 1998 through September 1998 and other publicly available sources. Although we believe this information is reliable, we cannot guarantee the accuracy and completeness of the information and have not independently verified it.

                                   THE COMPANY

We are the leading global marketer and manufacturer of branded products for the consumer lawn and garden care, professional turf care and professional horticultural markets. We believe that our market leadership is driven by our leading brands, consumer-focused marketing, superior product performance and extensive relationships with major national retailers. Our portfolio of leading consumer brands, including recent transactions, includes the following:

          - SCOTTS (R), the leading brand of consumer lawn fertilizers in the United States with a 54% market share, more than four times that of the next leading competitor.

          - MIRACLE-GRO(R), the leading brand of consumer water-soluble garden fertilizers in the United States with an 86% market share.

          - ORTHO(R), the leading brand of selective herbicides and outdoor insecticides in the United States with a 63% market share and 39% market share, respectively. We acquired the Ortho(R) family of products from Monsanto on January 20, 1999.

          - ROUNDUP(R), the leading brand of non-selective herbicides in the United States with a 69% market share. In September 1998, we entered into an agreement with Monsanto, which owns the Roundup(R) brand, to market and distribute consumer Roundup(R) products.

          - MIRACLE-GRO(R), WEEDOL(R), LEVINGTON(R), KB(R), FERTILIGENE(R), CELAFLOR(R) AND NEXA-LOTTE(R), the leading brands of consumer lawn and garden fertilizers, herbicides and insecticides in the European Union.

          - HYPONEX(R), the leading brand of consumer growing media products in the United States.

We support our consumer brands through national television and print advertising, ongoing consumer research, superior products, technological advancements and consumer education programs. Our extensive sales and distribution network includes key relationships with home improvement centers, mass merchandisers, hardware stores, garden centers and other retailers. On a pro forma basis, our 1998 total revenues and Adjusted EBITDA (as defined in this prospectus) were $1.5 billion and $231.2 million, respectively.

We have built our company through a series of strategic acquisitions, mergers and marketing alliances which have significantly enhanced our geographic presence and broadened our product lines. Our strategy has been to acquire undermarketed brands and apply our marketing expertise to grow sales by increasing market share and growing the overall category. Since 1995, we have entered into five strategic transactions that have positioned us as a global leader in all categories of the lawn and garden consumables market.

          - In January 1999, we acquired Ortho from Monsanto for $300 million, subject to adjustment.

          - In October 1998, we acquired Rhone-Poulenc Jardin ("RPJ"), a leading European manufacturer and marketer of consumer products for garden and household plants, including the KB(R) and Fertiligene(R) brands. RPJ was acquired for approximately $216 million, including approximately $36 million (on a present value basis) payable over the next four years.

          - In September 1998, we entered into an exclusive marketing and agency agreement for the marketing and distribution rights to consumer Roundup(R) products in the United States and other specified countries, including Australia, Austria, Canada, France, Germany and the United Kingdom.

          - In January 1997, we purchased the outstanding interest in Miracle Garden Care Ltd. ("Miracle Garden") that we did not already own for $47.0 million. In December 1997, we acquired Levington Group Limited ("Levington") for $94.0 million and integrated it with Miracle Garden. Together, they make us the leading marketer and manufacturer of consumer and professional lawn fertilizers and growing media in the United Kingdom.

          - In February 1998, we acquired EarthGro, Inc. ("EarthGro"), a leading regional manufacturer and marketer of growing media in the northeastern United States for $47.0 million.

     BUSINESS GROUPS

     We operate in three market segments: North American Consumer (which includes Consumer Lawns, Consumer Gardens, Consumer Growing Media and Ortho), International and Professional.

     Consumer Lawns (24.2% of pro forma fiscal 1998 sales)

     The Consumer Lawns Business Group consists of product categories in lawn fertilizer and combination fertilizer and control products (herbicides and insecticides), grass seed and spreaders. This business features the Scotts(R) brand with products including Scotts Turf Builder(R), Scotts Turf Builder with Plus 2(TM) Weed Control and Scotts Turf Builder(R) with Halts(R) Crabgrass Preventer.

     Consumer Gardens (8.7% of pro forma fiscal 1998 sales)

     The Consumer Gardens Business Group's product categories include plant foods, ornamental plant care products, no-clog feeders and indoor plant care products. This group is led by the Miracle-Gro(R) brand for water soluble garden fertilizers, and also includes consumer Osmocote(R) controlled-release garden fertilizer products.

     Consumer Growing Media (15.2% of pro forma fiscal 1998 sales)

     The Consumer Growing Media Business Group's product categories include potting and planting soils, soil conditioners, barks and mulches. These products are marketed under the Hyponex(R), Miracle-Gro(R), Scotts(R) and EarthGro(R) brands.

     Ortho (17.6% of pro forma fiscal 1998 sales)

         The Ortho Business Group was formed in October 1998 for the purpose of operating the Ortho assets upon consummation of the Ortho Acquisition and to implement the Roundup Marketing Agreement. Ortho(R) and Roundup(R) are the market leaders in the North American consumer lawn and garden herbicides and insecticides market.

     International (22.5% of pro forma fiscal 1998 sales)

     The International segment is a leader in the European Union lawn and garden market. The segment has leading positions in pesticides, lawn and garden fertilizers and growing media through the Miracle-Gro(R), Weedol(R), Pathclear(R), Grasshopper(R), Levington(R), Shamrock(R), KB(R), Fertiligene(R), Celaflor(R) and Nexa Lotte(R) brands. Our international sales, distribution and manufacturing infrastructure provides a platform to expand the market position of other Scotts products overseas. Our products are sold in consumer and professional markets throughout the European Union and in other international markets including Australia, Japan, New Zealand and Latin America.

     Professional (11.8% of pro forma fiscal 1998 sales)

     The Professional segment is a leader in providing innovative products, services and consultative sales support to professional turf care and horticulture customers. Our product categories include turf fertilizers, grass seed, spreaders, custom application service, fertilizers, plant protection products and growing media. These products are marketed under the Pro Turf(R), Osmocote(R), Miracle-Gro(R) and Peter's(R) brands. The group's main customers include golf courses, professional sports stadiums, landscape companies, commercial nurseries and specialty crop growers.

     BUSINESS STRATEGY

     Enhance Market Leadership Through Consumer-Focused Brand Management. We will continue to execute our successful demand-pull marketing strategy to strengthen our leading market positions. We believe this approach, which emphasizes consumer-directed marketing rather than price promotion, builds brand awareness and drives product sales growth. We have grown the sales and market share of the three principal brands we owned prior to the Ortho Acquisition -- Scotts(R), Miracle-Gro(R) and Hyponex(R) -- since fiscal 1996 through the successful execution of this strategy. Ortho(R), which we acquired in the Ortho Acquisition, and Roundup(R), which we market pursuant to the Roundup Marketing Agreement, provide us with additional growth opportunities through the application of our demand-pull marketing strategy.

     Capitalize on Relationships With Leading Retailers. We believe that our leading brands and our aggressive advertising make our products "traffic builders" at the retail location. This, in addition to our position as the leading nationwide supplier of a full line of consumer lawn and garden products, gives us an advantage in selling to retailers, who value the efficiency of dealing with a limited number of suppliers. We are the largest vendor to the lawn and garden departments at Home Depot, Wal*Mart and Kmart. In addition, during fiscal 1998, we became "category manager" of the lawn and garden fertilizer category at Wal*Mart and category co-manager with Kmart of its lawn and garden product category. As category manager, our representatives work together with retailers to determine advantageous product mix, merchandising, shelving and pricing, based on consumer data. We believe that the addition of the Ortho(R) and Roundup(R) brands provide us opportunities to become category manager at additional leading retailers.

     Increase Sales by Growing the Overall Consumer Lawn and Garden Market. Our strategy is to grow the overall consumer lawn and garden category and to capture all of this growth. In recent years, we have increased consumer advertising, expanded our range of products while reducing the number of SKUs, enhanced product packaging and emphasized year-round fertilizer applications to drive category growth. Recent new product introductions include Scotts(R) branded potting soils, GrubEx(R), which provides season-long protection against grubs, the No-Clog-4 in 1(R), which allows for sprinkler feeding of fertilizer, and Miracle-Gro(R) branded potting mixes. In fiscal 1999, the Company introduced Miracle-Gro(R) Flower Seeding Mix, Miracle-Gro(R) Bloom Booster(R) and Miracle-Gro(R) Tree Spikes.

     Enhance Competitive Position Through Recent Acquisitions. We recently completed three important transactions: we acquired RPJ; we acquired Ortho and we entered into the Roundup Marketing Agreement. These transactions enhance our product portfolio, expand our geographic presence and strengthen our position with retailers. Specifically, the Ortho Acquisition and the Roundup Marketing Agreement immediately provided us with a leading position in the U.S. pesticides segment of the consumer lawn and garden category, and the RPJ Acquisition established a strong presence for us in continental Europe. In addition, we expect to achieve $18 million to $27 million of annual cost savings from reductions in general and administrative, sales, distribution, purchasing, research and development and corporate overhead costs to be fully realized in the 2001 fiscal year. These cost savings have not been included in the pro forma financial information included in this prospectus, and there can be no assurance that these cost savings will be realized to the extent indicated, or at all. We expect to redirect a significant portion of these cost savings into increased consumer marketing spending. These transactions substantially complete our transformation into the global leader in the lawn and garden consumables market.

                                THE TRANSACTIONS

     RPJ ACQUISITION

     In October 1998, we acquired Rhone-Poulenc Jardin, the consumer lawn and garden division of Rhone-Poulenc S.A. and related entities (the "RPJ Acquisition"). The total consideration for the RPJ Acquisition was approximately $216 million, including approximately $36 million (on a present value basis) payable over the next four years.

     ORTHO ACQUISITION

     We entered into an Asset Purchase Agreement with Monsanto dated as of November 11, 1998 (the "Ortho Agreement") and agreed to acquire substantially all of the non-Roundup assets of Monsanto's consumer lawn and garden division for $300 million, subject to adjustment depending on the level of normalized working capital as of the closing date (the "Ortho Acquisition"). These assets include the Ortho(R), Green Cross(R), White Swan(R) and Defender(R) product lines, as well as formulation facilities in Fort Madison, Iowa and Corwen, United Kingdom. We closed the Ortho Acquisition on January 21, 1999. As of such date, the working capital adjustment was $39.9 million. The parties are still in the process of determining the final working capital adjustment, which may be greater than or less than $39.9 million.

     ROUNDUP MARKETING AGREEMENT

     On September 30, 1998, we entered into an Exclusive Agency and Marketing Agreement with Monsanto (as amended and restated, the "Roundup Marketing Agreement"). Pursuant to the Roundup Marketing Agreement, we became Monsanto's exclusive agent for the marketing and distribution of consumer Roundup(R) products in the consumer lawn and garden market in the United States and other specified countries, including Australia, Austria, Canada, France, Germany and the United Kingdom. In addition, if Monsanto develops new products containing glyphosate, the active ingredient in Roundup(R), or other non-selective herbicides, we have specified rights to market such products as well in the consumer lawn and garden market.

     Under the Roundup Marketing Agreement, we and Monsanto will jointly develop global consumer and trade marketing programs for Roundup(R), and we have assumed responsibility for sales support, merchandising, distribution and logistics. We have already taken responsibility for these functions in North America, with a longer transition expected in Europe and Australia. Monsanto will continue to own all the assets of the consumer Roundup business and will provide significant oversight of its brand. In addition, Monsanto will continue to own, operate and market the agricultural Roundup business.

     NEW CREDIT FACILITY

     On December 4, 1998, we and certain of our subsidiaries entered into a new credit agreement (the "New Credit Facility") which provides for aggregate borrowings of up to $1.025 billion and consists of a $500 million revolving credit facility and $525 million of term loan facilities. We used the proceeds of the New Credit Facility to refinance our then existing credit facility and to fund the RPJ Acquisition. On a pro forma basis, as of April 3, 1999, we would have had $_____ million outstanding under the New Credit Facility and $_____ million available.

                       THE ISSUANCE OF THE ORIGINAL NOTES

     The Original Notes were originally issued and sold on January 21, 1999, in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. The initial purchaser (the "Initial Purchaser") of the Original Notes was Salomon Smith Barney Inc. The Initial Purchaser subsequently offered and resold the Original Notes pursuant to Rule 144A and Regulation S under the Securities Act. In connection with the issuance of the Original Notes, the Company entered into a Registration Rights Agreement with the Initial Purchaser (the "Registration Rights Agreement") which provides the holders of the Notes with registration and exchange rights. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

     The Original Notes are represented by two, permanent global notes which are registered in the name of a nominee of DTC. Participants in the DTC system who have accounts with DTC ("DTC Participants") hold interests in the global notes in book-entry form. Accordingly, ownership of beneficial interests in such Notes is limited to DTC Participants or persons who hold such interests through DTC Participants.

     The term "Book-Entry Holder" with respect to any Notes means the DTC Participant that is listed as the holder of such Notes in the records maintained by DTC.


                               THE EXCHANGE OFFER

     The Exchange Offer..................   Up to $330 million in principal
                                            amount of the Exchange Notes are
                                            being offered in exchange for a like
                                            principal amount of Original Notes.
                                            Scotts is making the Exchange Offer
                                            in order to satisfy its obligations
                                            under the Registration Rights
                                            Agreement relating to the Original
                                            Notes.  We provide a description of
                                            the procedures for tendering
                                            Original Notes in the section
                                            entitled "The Exchange Offer --
                                            Procedures for Tendering."

     Expiration Date.....................   5:00 p.m., New York City time, on
                                            , 1999, unless the Exchange Offer is
                                            extended (in which case the
                                            Expiration Date will be the latest
                                            date and time to which the Exchange
                                            Offer is extended).

     Conditions of the Exchange Offer....   The Exchange Offer is subject to the
                                            condition that the Exchange Offer
                                            does not violate applicable law or
                                            the Securities and Exchange
                                            Commission's staff interpretations.
                                            If Scotts determines that applicable
                                            federal law does not permit the
                                            Exchange Offer, we may terminate the
                                            Exchange Offer. The Exchange Offer
                                            is not conditioned upon the tender
                                            of any minimum principal amount of
                                            Original Notes.

     Resale of the Exchange Notes........   Based on an interpretation by the
                                            staff of the Securities and Exchange
                                            Commission set forth in no-action
                                            letters to third parties, Scotts
                                            believes that Exchange Notes issued
                                            pursuant to the Exchange Offer in
                                            exchange for Original Notes
                                            generally may be offered for resale
                                            and may be resold or otherwise
                                            transferred by any holder of
                                            Exchange Notes without restriction.
                                            However, a broker-dealer who
                                            purchased Original Notes directly
                                            from Scotts for resale pursuant to
                                            Rule 144A or any other available
                                            exemption under the Securities Act
                                            must comply with the registration
                                            and prospectus delivery provisions
                                            of the Securities Act. Restrictions
                                            also apply to resales by a person
                                            that is an "affiliate" of Scotts
                                            within the meaning of Rule 405 under
                                            the Securities Act.

                                            Scotts will require that each holder
                                            of Original Notes who wants to
                                            acquire Exchange Notes represent to
                                            Scotts that the holder is acquiring
                                            the Exchange Notes in the ordinary
                                            course of business and is not
                                            participating, and has no
                                            arrangement or understanding with
                                            any person to participate, in the
                                            distribution of the Exchange Notes.
                                            If a holder inaccurately makes this
                                            representation and transfers
                                            Exchange Notes in violation of the
                                            prospectus delivery provisions of
                                            the Securities Act and without an
                                            exemption from registration, the
                                            holder may incur liability under the
                                            Securities Act. Scotts does not
                                            assume or indemnify holders of
                                            Exchange Notes against liability
                                            under the Securities Act, although
                                            Scotts does not believe that any
                                            such liability should exist.
                                            Broker-dealers that receive Exchange
                                            Notes for their own accounts in
                                            exchange for Original Notes should
                                            refer to the applicable provisions
                                            described in the section entitled
                                            "Plan of Distribution."

                                            All resales of Exchange Notes must
                                            be made in compliance with
                                            applicable state securities or "blue
                                            sky" laws. Scotts assumes no
                                            responsibility for compliance by
                                            holders of Exchange Notes with these
                                            requirements. Scotts is not making
                                            the Exchange Offer to and will not
                                            accept surrenders for exchange from
                                            holders of Original Notes in any
                                            jurisdiction in which the Exchange
                                            Offer or the acceptance of the
                                            Exchange Offer would not be in
                                            compliance with the applicable
                                            securities or "blue sky" laws.

     Procedures for Tendering Notes......   Each holder of Original Notes
                                            that wants to accept the Exchange
                                            Offer must complete, sign and date
                                            the accompanying Letter of
                                            Transmittal or a copy of it in
                                            accordance with the applicable
                                            instructions. The holder must then
                                            mail the Letter of Transmittal,
                                            together with the Original Notes and
                                            any other required documentation to
                                            the Exchange Agent at the address on
                                            the Letter of Transmittal. By
                                            executing a Letter of Transmittal,
                                            each holder will represent that:

                                            -   the Exchange Notes are being
                                                obtained in the ordinary course
                                                of business of the person
                                                receiving the Exchange Notes,
                                                whether or not that person is
                                                the holder of record;

                                            -   neither the holder or record nor
                                                the person who will receive the
                                                Exchange Notes has any
                                                arrangement or understanding
                                                with any person to participate
                                                in the distribution of the
                                                Exchange Notes;

                                            -   neither the holder or record nor
                                                the person who will receive the
                                                Exchange Notes is engaged in, or
                                                intends to engage in, a
                                                distribution of the Exchange
                                                Notes; and

                                            -   neither the holder of record nor
                                                the person who will receive the
                                                Exchange Notes is an
                                                "affiliate," as defined in Rule
                                                405 under the Securities Act, of
                                                the Company.

     Special Procedures for Beneficial
     Owners..............................   Any beneficial owner whose Original
                                            Notes are registered in the name of
                                            a broker, dealer, commercial bank,
                                            trust company or other nominee and
                                            who wishes to tender should contact
                                            the registered holder promptly and
                                            instruct the registered holder to
                                            tender on the beneficial owner's
                                            behalf.

     Guaranteed Delivery Procedures......   Holders of Original Notes who want
                                            to tender their Original Notes and

                                            whose Original Notes are not
                                            immediately available or who cannot
                                            deliver their Original Notes, the
                                            Letter of Transmittal or any other
                                            documents required by the Letter of
                                            Transmittal to the Exchange Agent,
                                            or who cannot comply with the
                                            procedures for book-entry transfer,
                                            prior to the Expiration Date must
                                            tender their Original Notes
                                            according to the guaranteed delivery
                                            procedures described in the section
                                            entitled "The Exchange Offer" under
                                            the heading "Guaranteed Delivery
                                            Procedures."

     Untendered Notes....................   Following the closing of the
                                            Exchange Offer, holders of Original
                                            Notes eligible to participate in the
                                            Exchange Offer but who do not tender
                                            their Original Notes will not have
                                            any further exchange rights, and
                                            their Original Notes will continue
                                            to be subject to the restrictions on
                                            transfer on the Original Notes.
                                            Accordingly, the liquidity of the
                                            market for those Original Notes
                                            could be adversely affected by the
                                            Exchange Offer.

     Consequences of Failure to
     Exchange............................   The Original Notes that are not
                                            exchanged in the Exchange Offer will
                                            remain restricted securities and may
                                            be resold only:

                                            -   to Scotts;

                                            -   to a qualified institutional
                                                buyer under Rule 144A or Rule
                                                144 under the Securities Act;

                                            -   in an offshore transaction under
                                                Rule 903 or Rule 904 of
                                                Regulation S under the
                                                Securities Act;

                                            -   to an institutional accredited
                                                investor or otherwise pursuant
                                                to an exemption from
                                                registration under the
                                                Securities Act; or

                                            -   pursuant to an effective
                                                registration statement under the
                                                Securities Act.

     Shelf Registration Statement........   In the limited circumstances
                                            described in the section entitled
                                            "Description of Notes" under the
                                            heading "Registration Rights;
                                            Liquidated Damages," Scotts may be
                                            required to file a shelf
                                            registration statement covering
                                            resales of the Original Notes.

     Withdrawal Rights...................   Tenders may be withdrawn at any time
                                            prior to 5:00 p.m., New York City
                                            time, on the Expiration Date.

     Acceptance of Original Notes and
     Delivery of Exchange Notes..........   Scotts will accept for exchange any
                                            Original Notes that are properly
                                            tendered in the Exchange Offer prior
                                            to 5:00 p.m., New York City time, on
                                            the Expiration Date. Scotts will
                                            deliver Exchange Notes promptly
                                            following the Expiration Date.

     Federal Income Tax Consequences.....   The exchange pursuant to the
                                            Exchange Offer will generally not be
                                            a taxable event for U.S. federal
                                            income tax purposes.

     Use of Proceeds.....................   There will not be any cash proceeds
                                            to Scotts from the Exchange Offer.

     Exchange Agent......................   State Street Bank and Trust Company

                               THE EXCHANGE NOTES

     The Exchange Offer applies to $330 million aggregate principal amount of the Original Notes. The terms of the Exchange Notes will be substantially identical to those of the Original Notes except that the Exchange Notes will be registered under the Securities Act, and, therefore, will not bear legends restricting transfer and will not be subject to the terms of the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Original Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities.

     Total Amount of Notes Offered.......   $330 million in principal amount of
                                            8.625% Senior Subordinated Notes due
                                            2009 registered under the Securities
                                            Act.

     Maturity............................   January 15, 2009.

     Interest............................   Annual  fixed rate -- 8.625%.
                                            Payment  frequency  - every six
                                            months on January 15 and July 15.
                                            First payment -- July 15, 1999.

     Subsidiary Guarantors...............   Each subsidiary guarantor is a
                                            wholly owned domestic subsidiary of
                                            Scotts. Scotts' foreign subsidiaries
                                            are not subsidiary guarantors of the
                                            Exchange Notes.  If Scotts cannot
                                            make payments on the Exchange Notes
                                            when they are due, the subsidiary
                                            guarantors must make them instead.

     Ranking.............................   The Exchange Notes and the
                                            subsidiary guarantees are senior
                                            subordinated debts.  They rank
                                            behind all of Scotts' and its
                                            subsidiary guarantors current and
                                            future indebtedness (other than
                                            trade payables), except indebtedness
                                            that expressly provides that it is
                                            not senior to the Exchange Notes and
                                            the subsidiary guarantees.

                                            Assuming this offering had been
                                            completed on April 3, 1999, and the
                                            proceeds had been applied as
                                            intended, and assuming the
                                            Transactions and the New Credit
                                            Facility had been closed as of such
                                            date, the Exchange Notes and the
                                            subsidiary guarantees would have
                                            been subordinated to $_____ of
                                            senior debt.

                                            In addition, the subsidiary
                                            guarantees would have been
                                            structurally subordinated to $_____
                                            million of current operating
                                            liabilities of the non-guarantor
                                            subsidiaries as of April 3, 1999.

     Optional Redemption.................   On or after  January  15,  2004,
                                            Scotts may  redeem  some or all of
                                            the Exchange  Notes  at any  time at
                                            the  redemption  prices  listed  in
                                            the "Description of Notes" section
                                            under the heading "Optional
                                            Redemption."

                                            Before January 15, 2002, Scotts may
                                            redeem up to 35% of the Notes with
                                            the proceeds of one or more public
                                            equity offerings of Scotts' common
                                            shares at the price listed in the
                                            "Description of Notes" section under
                                            the heading "Optional Redemption."

     Mandatory Offer to Repurchase.......   If Scotts sells certain assets or
                                            experiences specific kinds of
                                            changes of control, it must offer to
                                            repurchase the Exchange Notes at the
                                            prices listed in the "Description of
                                            Notes" section under the heading
                                            "Redemption at the Option of
                                            Holders."

     Basic Covenants of Indenture........   Scotts  will issue the  Exchange
                                            Notes  under an  indenture  with
                                            State


             Street Bank and Trust Company,  as trustee.  The indenture  will,
             among other  things,   restrict   Scotts'  ability  and  the
             ability  of  its subsidiaries to:

             -    borrow money;

             -    pay dividends on stock or purchase stock;

             -    make investments;

             -    use assets as security in other transactions; and

             -    sell certain assets or merge with or into other companies.

             For more details, see the "Description of Notes" section under the heading "Certain Covenants."



                                  RISK FACTORS

See "Risk Factors" beginning on page 13 for a discussion of certain factors that you should carefully consider before investing in the Notes.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
                                  (IN MILLIONS)

We have derived the historical financial data included in the following summary financial data from the Company's audited and unaudited consolidated financial statements which are incorporated by reference herein. The following pro forma consolidated financial data are presented as if the Transactions and the offering of the Original Notes had occurred and the New Credit Facility was in place on October 1, 1997. The following pro forma balance sheet data give effect to the Transactions, the New Credit Facility and the offering of the Original Notes and the use of proceeds therefrom as they had occurred on April 3, 1999. The selected pro forma consolidated financial data is not necessarily indicative of the results of operations the Company would have obtained had the Transactions, the New Credit Facility and the offering of the Original Notes actually occurred as of October 1, 1997. You should read the following information in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto, the Financial Statements of RPJ, the Financial Statements of Ortho and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated by reference in this Prospectus.



                                                                                                   SIX  MONTHS ENDED
                                                       YEAR ENDED SEPTEMBER 30,                 ACTUAL              PRO FORMA
                                                            ACTUAL              PRO FORMA    APRIL 4,    APRIL 3,    APRIL 3,
                                               1996      1997(1)     1998(2)       1998        1998        1999        1999
                                               ----      -------     -------       ----        ----        ----        ----
OPERATING DATA:
   Sales................................    $  750.4    $   899.3   $  1,113.0   $1,526.5
   Cost of sales........................       512.4        573.6        715.0      948.1
                                            --------    ---------   ----------   --------
   Gross profit.........................       238.0        325.7        398.0      578.4
   (Income) from Roundup Marketing               --           --           --       (35.0)
   Agreement
   Selling, general & administrative....       185.8        214.4        271.6      413.4
   Amortization of goodwill and other            8.8         10.2         12.9       25.8
   intangibles..........................
   Restructuring and other charges......        17.7          --          15.4       17.2
   Other expense (income), net..........        (0.6)         6.3          4.0        4.4
                                            --------    ---------   ----------   --------
   Income from operations...............        26.3         94.8         94.1      152.6
   Interest expense.....................        25.0         25.2         32.2       86.3
                                            --------    ---------   ----------   --------
   Income before income taxes...........         1.3         69.6         61.9       66.3
   Income tax provision ................         3.8         30.1         24.9       26.7
                                            --------    ---------   ----------   --------
   Income before extraordinary item             (2.5)        39.5         37.0       39.6
   Extraordinary loss on early
   extinguishment of debt, net of
      income tax benefit................          --           --          0.7         --
                                            --------    ---------   ----------   --------
   Net income (loss)....................        (2.5)        39.5         36.3       39.6
   Preferred stock dividends............         9.8          9.8          9.8        9.8
                                            --------    ---------   ----------   --------
   Income (loss) applicable  to common
      shareholders......................    $  (12.3)   $    29.7   $     26.5   $   29.8
                                            =========   =========   ==========   ========

OTHER  FINANCIAL DATA:
   EBITDA (3)...........................    $   55.6    $   125.2   $    131.9   $  209.0
   Adjusted EBITDA (4)..................        73.3        125.2        152.3      231.2
   Cash interest expense (5)............        24.1         24.2         31.5       81.7
   Depreciation and amortization (6)....        29.3         30.4         37.8       56.4
   Capital expenditures.................        18.2         28.6         41.3       45.3
   Ratio of Adjusted EBITDA to cash
   interest expense.....................        3.0x         5.2x         4.8x       2.8x
   Ratio of total debt to Adjusted EBITDA       3.1x         1.8x         2.4x       4.3x
   Ratio of earnings to fixed charges...        1.0x         3.3x         2.6x       1.7x

BALANCE SHEET DATA:
                                                                                       AS OF APRIL 3, 1999
                                                                                   -----------------------------
                                                                              ACTUAL                        PRO FORMA
                                                                              ------                        ---------
   Working capital...............
   Total assets..................
   Total debt....................
   Total shareholders' equity (7)

----------------

(1)  Includes results from Miracle Garden from January 1997.
(2) Includes results from Levington Group Limited from December 1997 and EarthGro from February 1998.
(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA is included in this Prospectus because it is a basis upon which Scotts' management assesses financial performance. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(4) "Adjusted EBITDA" reflects EBITDA as calculated in note (3) above adjusted for the effect of the non-recurring restructuring charges taken by the Company of $17.7 million during the fiscal year ended September 30, 1996 and by the Company of $20.4 million (of which $15.4 million is included in restructuring and other charges, $2.9 million is included in cost of sales and $2.1 million is included in selling, general and administrative) and RPJ of $1.8 million during the twelve months ended September 30, 1998 and by the Company of $1.4 million for the six months ended April 3, 1999.
(5) Cash interest expense excludes amortization of deferred financing costs and interest rate locks.
(6) Depreciation and amortization excludes amortization of deferred financing costs and debt discount.
(7) Includes $195 million aggregate liquidation preference of convertible preferred stock, convertible at $19 per common share, which is callable at the option of the Company after May 19, 2000.

                                  RISK FACTORS

This Prospectus includes and incorporates by reference "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about the Company's plans, strategies, and prospects under the headings "Prospectus Summary," "Selected Historical and Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make or incorporate by reference in this Prospectus are set forth below and are incorporated by reference to our periodic reports filed under the Exchange Act. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

Following the offering of the Original Notes, we have a significant amount of indebtedness. The following chart shows important credit statistics and is presented assuming we had completed the Transactions, the New Credit Facility and the offering of the Original Notes as of the date or at the beginning of the period specified below and applied the proceeds as intended:

                                                                   AT APRIL 3, 1999
                                                                 (DOLLARS IN MILLIONS)

Total indebtedness......................................

Stockholders' equity....................................

Debt to equity ratio....................................

Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the Notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our New Credit Facility permits additional borrowings of up to $1.025 billion and all of those borrowings would be senior to the Notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

See "Capitalization" and "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under the New Credit Facility will be adequate to meet our future liquidity needs for at least the next few years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under the New Credit Facility in amounts sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the New Credit Facility and the Notes, on commercially reasonable terms or at all.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NOTES ARE JUNIOR TO ALL OUR SUBSIDIARY GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

The Notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the Notes and the subsidiary guarantees. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or to our or their property, the holders of our senior debt and the senior debt of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the Notes or the subsidiary guarantees.

In addition, all payments on the Notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our Company or the subsidiary guarantors, holders of the Notes will participate with trade creditors and all other holders of subordinated indebtedness of the Company and the subsidiary guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of senior debt.

Assuming we had completed the offering of the Original Notes on April 3, 1999, and that the Transactions and the New Credit Facility had been completed on that date, the Notes and the subsidiary guarantees would have been subordinated to $________ million of senior debt, and approximately $________ million would have been available for borrowing as additional senior debt under our New Credit Facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture. In addition, the Notes and the subsidiary guarantees will be structurally subordinated to the current operating liabilities, including trade payables, of all of our subsidiaries that are not subsidiary guarantors. See note 21 to the Company's Consolidated Financial Statements, which are incorporated by reference in this Prospectus.

INTEGRATION ISSUES -- INABILITY TO INTEGRATE THE ACQUISITIONS WE HAVE MADE COULD PREVENT US FROM MAXIMIZING SYNERGIES AND COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

We have made several substantial acquisitions in the past four years. The Ortho Acquisition represents the largest acquisition we have ever made. The success of any completed acquisition depends, and the success of the Ortho Acquisition will depend, on our ability to integrate effectively the acquired business. We believe that the RPJ Acquisition and the Ortho Acquisition provide us with significant cost saving opportunities. However, if we are not able to successfully integrate Ortho, RPJ or our other acquired businesses, we will not be able to maximize these cost saving opportunities. Rather, the failure to integrate these acquired businesses, because of difficulties in the assimilation of operations and products, the diversion of management's attention from other business concerns, the loss of key employees or other factors, could materially adversely affect our financial results.

CUSTOMER CONCENTRATION -- BECAUSE OF THE CONCENTRATION OF OUR SALES TO A SMALL NUMBER OF RETAIL CUSTOMERS, THE LOSS OF ONE OR MORE OF OUR TOP CUSTOMERS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Our top 10 customers together accounted for approximately 50% of our 1998 fiscal year sales and 27% of our outstanding accounts receivable as of September 30, 1998. Our top two customers, The Home Depot and Kmart Corporation, represented approximately 17% and 10%, respectively, of our 1998 fiscal year sales and approximately 12% and 2%, respectively, of our outstanding accounts receivable at September 30, 1998. Wal*Mart sales represented approximately 9% of the Company's fiscal 1998 sales. After allocating buying groups' sales to Wal*Mart, Wal*Mart sales represented approximately 11% of our sales and 2% of our outstanding trade accounts receivable at September 30, 1998. All three customers hold significant positions in the retail lawn and garden market. The loss of, or reduction in orders from, Home Depot, Kmart, Wal*Mart or any other significant customer could have a material adverse effect on our business and our financial results, as could customer disputes regarding shipments, fees, merchandise condition or related matters with, or our inability to collect accounts receivable from, any of these customers. In addition, on a pro forma basis, the Ortho Acquisition could result in even more significant customer concentration.

TERMINATION OF ROUNDUP MARKETING AGREEMENT -- IF MONSANTO TERMINATES THE ROUNDUP MARKETING AGREEMENT, WE WOULD LOSE A SUBSTANTIAL SOURCE OF FUTURE EARNINGS.

Monsanto has the right to terminate the Roundup Marketing Agreement either as a whole or within a particular region for certain events of default. If Monsanto rightfully terminates the Roundup Marketing Agreement pursuant to an event of default, we would not be entitled to any termination fee under the Roundup Marketing Agreement and would lose the significant source of earnings that we believe the Roundup Marketing Agreement provides. In addition, Monsanto may terminate the Roundup Marketing Agreement within a given region, including North America, without paying us a termination fee, if sales in that region decline on a consumer sell-through basis over a cumulative three program year period or if such sales decline by more than 5% for each of two consecutive program years, unless we can demonstrate that the decline was caused by a severe decline of general economic conditions or a severe decline in the lawn and garden market in such region rather than by our failure to perform our duties under the Roundup Marketing Agreement. See "The Transactions -- Roundup Marketing Agreement -- Termination."

POST-PATENT RESULTS OF ROUNDUP(R) AND SCOTTS TURF BUILDER(R) IN THE UNITED STATES -- WE CANNOT PREDICT THE SUCCESS OF ROUNDUP(R) AFTER GLYPHOSATE CEASES TO BE PATENTED OR THE SUCCESS OF THE TURF BUILDER(R) LINE OF PRODUCTS AFTER EXPIRATION OF THE METHYLENE-UREA PRODUCT COMPOSITION PATENT. SUBSTANTIAL NEW COMPETITION IN THE UNITED STATES COULD ADVERSELY AFFECT OUR BUSINESS.

Glyphosate, the active ingredient in Roundup(R), is subject to a patent in the United States that expires in September 2000. Sales in the United States may decline as a result of increased competition after the U.S. patent expires. Any decline in sales would adversely affect our Net Commission under the Roundup Marketing Agreement and therefore our financial results. Such a decline could also trigger Monsanto's regional termination right under the Roundup Marketing Agreement. See "The Transactions -- Roundup Marketing Agreement -- Termination."

Furthermore, our methylene-urea product composition patent which covers Scotts Turf Builder(R), Scotts Turf Builder(R) Plus 2(TM) with Weed Control and Scotts Turf Builder(R) with Halts(R) Crabgrass Preventer, is due to expire in July 2001. Any decline in sales of Turf Builder(R) products after the expiration of the methylene-urea product composition patent could adversely affect our financial results.

CONTROL BY SIGNIFICANT SHAREHOLDERS -- THE INTERESTS OF THE FORMER MIRACLE-GRO SHAREHOLDERS COULD CONFLICT WITH THOSE OF THE OTHER SHAREHOLDERS OR THE HOLDERS OF THE NOTES.

The former shareholders of Miracle-Gro Products, Inc. (the "Miracle-Gro Shareholders") (through the Hagedorn Partnership, L.P.) beneficially own approximately 42% of the outstanding common shares of the Company on a fully diluted basis. While the merger transactions involving Scotts and Miracle-Gro Products, Inc. placed voting restrictions on the Miracle-Gro Shareholders through May 19, 2000, the Miracle-Gro Shareholders have the right to designate three members of the Company's Board of Directors and have the ability to veto significant corporate actions by the Company. In addition, after May 19, 2000, the Miracle-Gro Shareholders will be able to vote their shares without restriction and will be able to significantly control the election of directors and the approval of other actions requiring the approval of the Company's shareholders. The interests of the Miracle-Gro Shareholders could conflict with those of the Company's other shareholders or the holders of the Notes.

EFFECT OF SEASONALITY -- OUR HISTORICAL SEASONALITY COULD IMPAIR OUR ABILITY TO MAKE INTEREST PAYMENTS ON THE NOTES.

Because our products are used primarily in the Spring and Summer, our business is highly seasonal. For the past two fiscal years, approximately 72% of our sales have occurred in the combined second and third fiscal quarters. Our working capital needs, and correspondingly our borrowings, peak near the end of our first fiscal quarter during which we generate fewer revenues while incurring expenditures in preparation for the Spring selling season. If cash on hand and revenues are insufficient to cover payments due on the Notes and if, at that time, we are unable to draw on our New Credit Facility, this seasonality could adversely affect our ability to make interest payments as required by the Notes. Adverse weather conditions could heighten this risk. See " -- Effect of Weather Conditions."

EFFECT OF WEATHER CONDITIONS -- ADVERSE WEATHER CONDITIONS COULD ADVERSELY IMPACT OUR FINANCIAL RESULTS.

Weather conditions in North America and Europe have a significant impact on the timing of sales in the Spring selling season and overall annual sales. Periods of wet weather can slow fertilizer sales, while periods of dry, hot weather can decrease pesticide sales. In addition, an abnormally cold Spring throughout North America and/or Europe could adversely affect both fertilizer and pesticides sales and therefore our financial results.

ENVIRONMENTAL REGULATION -- COMPLIANCE WITH ENVIRONMENTAL AND OTHER PUBLIC HEALTH REGULATIONS COULD RESULT IN THE EXPENDITURE OF SIGNIFICANT CAPITAL RESOURCES.

Local, state, federal and foreign laws and regulations relating to environmental matters affect us in several ways. All products containing pesticides must be registered with the United States Environmental Protection Agency (and in many cases, similar state and/or foreign agencies) before they can be sold. The inability to obtain or the cancellation of any such registration could have an adverse effect on us. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether our competitors were similarly affected. We attempt to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals, but we may not always be able to avoid or minimize these risks.

Regulations regarding the use of certain pesticide and fertilizer products may include requirements that only certified or professional users apply the product or that certain products be used only on certain types of locations (such as "not for use on sod farms or golf courses"), may require users to post notices on properties to which products have been or will be applied, may require notification of individuals in the vicinity that products will be applied in the future or may ban the use of certain ingredients. In addition, with the RPJ and Ortho Acquisition, we have acquired many new pesticide product lines that are subject to additional regulations. Even if we are able to comply with all such regulations and obtain all necessary registrations, we cannot assure that our products, particularly pesticide products, will not cause injury to the environment or to people under all circumstances. The costs of compliance, remediation or products liability have adversely affected our operating results in the past and could materially affect our future quarterly or annual operating results.

ADDRESSING YEAR 2000 ISSUES -- OUR FAILURE, OR THE FAILURE OF OUR THIRD PARTY SUPPLIERS OR RETAILER CUSTOMERS, TO ADDRESS INFORMATION TECHNOLOGY ISSUES RELATED TO THE YEAR 2000 COULD ADVERSELY AFFECT OUR OPERATIONS.

Like other business entities, we must address the ability of our computer software applications and other business systems (e.g., embedded microchips) to properly identify the year 2000 due to a commonly used programming convention of using only two digits to identify a year. Unless modified or replaced, these systems could fail or create erroneous results when referencing the Year 2000. While we are assessing the relevant issues related to the Year 2000 problem and have implemented a readiness program to mitigate the possibility of business interruption or other risks, we cannot be sure that we will have adequately addressed the issue, particularly with respect to our recent and pending acquisitions. Moreover, we rely on third party suppliers for finished goods, raw materials, water, other utilities, transportation and a variety of other key services. If one or more of these suppliers fail to address the Year 2000 problem adequately, such suppliers' operations could be interrupted. This interruption, in turn, could adversely affect our operations. In addition, the failure of our retailer customers adequately to address the Year 2000 problem could adversely affect our financial results.

EFFECT OF NEW EUROPEAN CURRENCY -- THE IMPLEMENTATION OF THE EURO CURRENCY IN CERTAIN EUROPEAN COUNTRIES BETWEEN 1999 AND 2002 COULD ADVERSELY AFFECT US.

In January 1999, the "euro" was introduced in certain Economic and Monetary Union ("EMU") countries. During 2002, all EMU countries are expected to be operating with the euro as their single currency. Uncertainty exists as to the effects the euro currency will have on the marketplace. Additionally, the European Commission has not yet defined and finalized all of the rules and regulations with regard to the euro currency. We are still assessing the impact the EMU formation and euro implementation will have on our internal systems and the sale of our products. We expect to take appropriate actions based on the results of such assessment. However, we have not yet determined the cost related to addressing this issue and there can be no assurance that this issue and its related costs will not have a materially adverse effect on us or our operating results and financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS -- OUR SIGNIFICANT INTERNATIONAL OPERATIONS MAKE US MORE SUSCEPTIBLE TO FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND TO THE COSTS OF INTERNATIONAL REGULATION.

We currently operate manufacturing, sales and service facilities outside of North America and particularly in the United Kingdom, Germany and France. Our international operations have increased with the acquisitions of Levington, Miracle Garden and RPJ and the Roundup Marketing Agreement and will increase further through the Ortho Acquisition. In fiscal 1998, international sales accounted for approximately 18% of our total sales, or approximately 23% on a pro forma basis. Therefore, we are subject to risks associated with operations in foreign countries, including fluctuations in currency exchange rates, the imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries. Many foreign countries have tended to suffer from inflation more than the United States. In addition, by operating in a large number of countries, we incur additional costs of compliance with local regulations. We have attempted to hedge some of our currency exchange rate risks, including by borrowing in local currencies, but such hedges do not eliminate the risk completely. The costs related to our international operations could adversely affect our operations and financial results in the future.

NOT ALL SUBSIDIARIES ARE GUARANTORS -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARES BANKRUPTCY, LIQUIDATES OR REORGANIZES.

Some but not all of our subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the Transactions and the New Credit Facility and the offering of the Original Notes on April 3, 1999, the Notes would have been effectively junior to $______ million of current operating liabilities, including trade payables, of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 19% (or 23% on a pro forma basis) of our consolidated revenues in the year ended September 30, 1998 and held approximately 26% (or 25% on a pro forma basis) of our consolidated assets as of September 30, 1998.

FINANCING A CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our New Credit Facility will not allow such repurchases. In addition, important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes -- Repurchase at the Option of Holders."

FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE NOTES AND THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM THE COMPANY OR THE SUBSIDIARY GUARANTORS.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Notes and the subsidiary guarantees could be voided, or claims in respect of the Notes or the subsidiary guarantees could be subordinated to all other debts of the Company or any subsidiary guarantor if, among other things, the Company or such subsidiary guarantor, at the time it incurred the indebtedness evidenced by the Notes or its subsidiary guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, and:

     -    was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the Company's or such subsidiary guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by the Company or such subsidiary guarantor pursuant to the Notes or a subsidiary guarantee could be voided and required to be returned to the Company or such subsidiary guarantor, or to a fund for the benefit of the creditors of the Company or such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a subsidiary guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair salable value of all of its assets; or

     - if the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     -    it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, the Company and each subsidiary guarantor believes that, after giving effect to the indebtedness incurred in connection with the offering of the Original Notes and the establishment of the New Credit Facility, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors' conclusions in this regard.

NO PRIOR MARKET FOR NOTES -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. We have been informed by the initial purchasers of the Original Notes that they intend to make a market in the Notes. However, they may cease their market-making at any time. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the Notes.

                                THE TRANSACTIONS

The following description is a summary of the material provisions of the RPJ Acquisition, the Ortho Acquisition and the Roundup Marketing Agreement (collectively, the "Transactions"). We have tried to summarize the key contractual provisions with respect to each of these Transactions. However, we urge you to read the following documents to fully understand each of the
Transactions:


     - the Master Contract dated as of October 7, 1998 between Scotts and Rhone-Poulenc regarding the RPJ Acquisition (the "RPJ Agreement");

     -    the Ortho Agreement; and

     -    the Roundup Marketing Agreement.

We have not included the definitions of many of the defined terms contained in the RPJ Agreement, the Ortho Agreement or the Roundup Marketing Agreement, and we urge you to refer to such agreements for the definitions of capitalized terms in the following summary. Copies of the RPJ Agreement, the Ortho Agreement and the Roundup Marketing Agreement are available as set forth below under "Incorporation of Specified Documents by Reference."

RPJ ACQUISITION

In October 1998, the Company, through its subsidiaries, entered into the RPJ Acquisition. The RPJ Acquisition consisted of the purchase from various affiliates of Rhone-Poulenc Agro of: (i) the shares of Rhone-Poulenc Jardin SAS;
(ii) the shares of Celaflor GmbH.; (iii) the shares of Celaflor Handelsgesellschaft m.b.H. and (iv) the home and garden business of Rhone-Poulenc Agro S.A. (collectively, "RPJ"). The total consideration paid for the RPJ Acquisition was approximately 1.2 billion French Francs, or approximately $216 million, including 156 million French Francs, or approximately $36 million on a present value basis, payable over the next four years. RPJ is continental Europe's largest producer of consumer lawn and garden products. It manufactures and sells a full line of consumer lawn and garden pesticides, fertilizers and growing media in France, Germany, the Benelux countries, Austria, Italy and Spain. Leading brands include KB(R), Fertiligene(R), Celaflor(R) and Nexa Lotte(R).

ORTHO ACQUISITION

On November 13, 1998, we entered into the Ortho Agreement with Monsanto and agreed to acquire substantially all of the non-Roundup assets of the Solaris Division of Monsanto for $300 million, subject to adjustment depending on the level of normalized working capital as of the closing date. These assets include the Ortho(R), Green Cross(R), White Swan(R) and Defender(R) product lines, as well as formulation facilities in Fort Madison, Iowa and Corwen, U.K. We closed the Ortho Acquisition on January 21, 1999. As of such date, the working capital adjustment was $39.9 million. The parties are still in the process of determining the final working capital adjustment, which may be greater than or less than $39.9 million.

The Ortho Agreement includes various customary representations and warranties of the parties for transactions of this type and contains customary, limited carve-outs for materiality, knowledge and disclosed information. However, the indemnification provisions limit our total exposure to assumed liabilities, disputes with the Ortho's distributor and breaches of representation to $5 million in the aggregate.

Pursuant to the Ortho Agreement, we made offers to all but a very limited number of Ortho employees who work primarily in the Ortho business. We also agreed to pay severance costs for U.S. employees based on Monsanto's severance policy. In return, Monsanto agreed to reimburse us for half of the costs of such termination payments, up to a maximum of $5 million.

In connection with the Ortho Acquisition, Scotts and Monsanto agreed to enter into a supply agreement covering the supply of glyphosate to Scotts for use in non-Roundup(R) products that contain glyphosate and that were sold to Scotts in the Ortho Acquisition. The agreement guarantees Scotts with a long-term supply of glyphosate at a price competitive with that obtainable in the open market both now and after glyphosate ceases to be patented in the United States.

ROUNDUP TRANSACTION

On September 30, 1998, we entered the Roundup Marketing Agreement. Pursuant to the Roundup Marketing Agreement, we became Monsanto's exclusive agent for the marketing and distribution of consumer Roundup(R) products in the consumer lawn and garden market within the United States and other specified countries, including Australia, Austria, Canada, France, Germany and the United Kingdom (the "Included Markets"). In addition, if Monsanto develops new products containing glyphosate, the active ingredient in Roundup(R), or other non-selective herbicides, we have specified rights to market such products as well in the consumer lawn and garden market.

Under the Roundup Marketing Agreement, we and Monsanto will jointly develop global consumer and trade marketing programs for Roundup(R), and we have assumed responsibility for sales support, merchandising, distribution and logistics. We have already taken responsibility for these functions in North America with a longer transition expected in Europe and Australia. Monsanto will continue to own the consumer Roundup business and will provide significant oversight of its brand. In addition, Monsanto will continue to own and operate the agricultural Roundup business. A Steering Committee comprised of two Scotts designees and two Monsanto designees will have ultimate oversight over the consumer Roundup business. In the event of a deadlock, the president of Monsanto's Agricultural ("Ag") division is entitled to the tie-breaking vote.

COMMISSION STRUCTURE

We will be compensated based on the success of the consumer Roundup business in the Included Markets. In addition to recovering our out-of-pocket costs on a fully burdened basis, we will receive a graduated commission to the extent that the earnings before interest and taxes of the consumer Roundup business in the Included Markets ("Program EBIT") exceed certain thresholds. To the extent that Program EBIT is less than the First Commission Threshold set forth below, we will not receive any Commission. Our Net Commission will be equal to the Commission set forth in the following chart less the Contribution Payment we are required to make, as described below. The Net Commission is the amount that we will actually recognize on our income statements.

The commission structure is as follows:

                                                         IF PROGRAM EBIT IS BETWEEN
                                                           THE FIRST AND SECOND         IF PROGRAM EBIT IS GREATER
                                                        COMMISSION THRESHOLDS THE         THAN SECOND COMMISSION
                                                          COMMISSION EQUALS THE          THRESHOLD THE COMMISSION
                                                       FOLLOWING PERCENTAGE OF THE      EQUALS THE FOLLOWING AMOUNT
                       FIRST            SECOND          DIFFERENCE BETWEEN PROGRAM       PLUS 50% OF THE AMOUNT OF
                     COMMISSION       COMMISSION               EBIT AND THE                    PROGRAM EBIT
      YEAR           THRESHOLD         THRESHOLD        FIRST COMMISSION THRESHOLD           ABOVE $80 MILLION
      ----           ---------         ---------        --------------------------           -----------------
1999-2000......     $30,000,000       $80,000,000                  46%                          $23,000,000
2001...........     $31,250,000       $80,000,000                  44%                          $21,450,000
2002...........     $32,531,250       $80,000,000                  40%                          $18,987,500
2003...........     $33,844,531       $80,000,000                  40%                          $18,462,188
2004...........     $35,190,645       $80,000,000                  40%                          $17,923,742
2005...........     $36,570,411       $80,000,000                  40%                          $17,377,836
2006...........     $37,984,471       $80,000,000                  40%                          $16,806,212
2007...........     $39,434,288       $80,000,000                  40%                          $16,226,285
2008...........     $40,920,145       $80,000,000                  40%                          $15,631,942
2009+..........     $30,000,000       $80,000,000                  40%                          $20,000,000

Program EBIT for the 1999 Program Year will be increased by $15 million for purposes of calculating our commission.

Under the Roundup Marketing Agreement, we are required to make an annual fixed Contribution Payment to Monsanto. Nominally, this Contribution Payment will be $20 million per Program Year. However, we are not required to make any Contribution Payment in the 1999 Program Year, and the Contribution Payments for the 2000 and 2001 Program Years will be $5 million and $15 million, respectively. Scotts and Monsanto have agreed to defer the difference between the $20 million nominal Contribution Payment and the actual Contribution Payment in the first three Program Years under the Roundup Marketing Agreement. Beginning with the 2003 Program Year and extending through the 2018 Program Year, we must make a Contribution Payment of $25 million per Program Year until Monsanto recovers the $40 million deferred in the first three Program Years plus interest of 8% per year. In addition, during the 2003 through 2008 Program Year period, we will apply 50% of the amount by which our Net Commission exceeds certain levels toward the reimbursement of the $40 million deferral. Specifically, we will apply toward the deferral 50% of the amount by which our Net Commission exceeds:

YEAR                                                                           NET COMMISSION LEVEL
----                                                                           --------------------
2001.................................................................               $32,500,000
2002.................................................................               $28,100,000
2003.................................................................               $26,700,000
2004.................................................................               $30,500,000
2005.................................................................               $34,600,000
2006.................................................................               $38,900,000
2007.................................................................               $43,500,000
2008.................................................................               $49,000,000


TERM

The Roundup Marketing Agreement has no definite term with respect to all Included Markets other than European Union countries. However, as set forth below, for a period of 20 years Scotts will be entitled to receive a Termination Fee in certain circumstances if Monsanto terminates the Roundup Marketing Agreement upon a Change of Control of Monsanto or the sale of the consumer Roundup business. With respect to the European Union countries, the initial term of the Roundup Marketing Agreement extends through September 30, 2005. Thereafter, the parties may agree to renew the Roundup Marketing Agreement with respect to such countries through September 30, 2008, 2015 and 2018, respectively. However, if Monsanto does not agree to any of the extension periods with respect to the European Union countries, the "First Commission Threshold" set forth above will become $0 with respect to the remaining Included Markets.

TERMINATION

Monsanto has the right to terminate the Roundup Marketing Agreement upon an Event of Default by Scotts or upon a Change of Control of Monsanto or the sale of the consumer Roundup business, so long as the termination after a Change of Control of Monsanto or the sale of the Roundup business occurs later than September 30, 2003. The Events of Default by Scotts that could give rise to termination by Monsanto include:

     - "Material Breach" which is not cured within 90 days after written notice from Monsanto and which is not remediable by the payment of damages or by specific performance;

     - "Material Fraud" which was engaged in with the intent to deceive Monsanto and which is not cured, if curable, within 90 days after written notice from Monsanto;

     - "Material Willful Misconduct" which is not cured, if curable, within 90 days after written notice from Monsanto;

     - "Egregious Injury" to the Roundup(R) brand that is not cured, if curable, within 90 days after notice from Monsanto, unless such egregious injury resulted from the exercise by Monsanto of its tie-breaking right with respect to deadlocked actions by the Steering Committee or was caused primarily by an act or omission of Monsanto;

     -    Scotts' becoming insolvent;

     - the acquisition of Scotts, by merger or asset purchase, or the acquisition of more than 25% of Scotts' voting securities, in either case without Monsanto's prior written approval, by a competitor of Monsanto or by an entity that Monsanto reasonably believes will materially detract from or diminish Scotts' ability to fulfill its duties and obligations under the Roundup Marketing Agreement; or

     - the assignment by Scotts of all, or substantially all, of its rights or obligations under the Roundup Marketing Agreement.

In addition, Monsanto may terminate the Roundup Marketing Agreement within the North America, U.K., France or Rest of the World regions for certain declines of the consumer Roundup business on a sell-through basis (based on point-of-sale unit movement at certain of the top-20 Roundup customers in such region). Specifically, Monsanto may terminate the Roundup Marketing Agreement within a given region if the sell-through consumer Roundup business declines on a three Program Year cumulative basis or by more than five percent in two consecutive Program Years within such region, unless we can demonstrate that the decline was caused by a severe decline of general economic conditions or a severe decline in the lawn and garden market in such region rather than by our failure to perform our duties under the Roundup Marketing Agreement. Monsanto would also not be able to terminate the Roundup Marketing Agreement if such decline was caused by Monsanto's exercise of its right to break ties with respect to deadlocked decisions of the Steering Committee.

We have rights similar to Monsanto's to terminate the Agreement upon a Material Breach, Material Fraud or Material Misconduct by Monsanto. In addition, we may terminate the Roundup Marketing Agreement upon a sale of the consumer Roundup business, although we would lose the Termination Fee set forth below in such event.

TERMINATION FEE

Except to the extent set forth below, if Monsanto terminates the Roundup Marketing Agreement upon a Change of Control of Monsanto or the sale of the consumer Roundup business, we will be entitled to receive a Termination Fee. We will also be entitled to receive a Termination Fee if we terminate the Roundup Marketing Agreement upon a Material Breach, Material Fraud or Material Willful Misconduct by Monsanto. The Termination Fee will be calculated in accordance with the following schedule:

                                                                         THE TERMINATION FEE PAYABLE
IF TERMINATION OCCURS PRIOR TO SEPTEMBER 30,                             TO SCOTTS WILL BE EQUAL TO:
--------------------------------------------                             --------------------------
2003...........................................................                 $150,000,000 *
2004...........................................................                 $140,000,000
2005...........................................................                 $130,000,000
2006...........................................................                 $120,000,000
2007...........................................................                 $110,000,000
2008...........................................................                 $100,000,000

-----------
* Neither Monsanto nor a successor to the consumer Roundup business may terminate the Roundup Marketing Agreement prior to September 30, 2003 upon a Change of Control or a sale of the consumer Roundup business. If Monsanto or a successor were to do so despite such prohibition, the Termination Fee payable to Scotts would be $185 million.

Between October 1, 2009 and September 30, 2018, if Monsanto terminates the Roundup Marketing Agreement upon a sale of the consumer Roundup business or if a successor terminates the Roundup Marketing Agreement following a Change of Control of Monsanto, the Termination Fee will be equal to the greater of (i) a percentage of the portion of the purchase price of the consumer Roundup business in excess of a specified amount and (ii) $16 million.

In addition, if Monsanto terminates the Roundup Marketing Agreement for any reason other than Egregious Injury, Material Fraud or Material Willful Misconduct by Scotts, Monsanto will forfeit recovery of any unpaid portion of the $40 million deferral of Contribution Payments described above.

SALE OF ROUNDUP

Monsanto has agreed to provide us with notice of any proposed sale of the consumer Roundup business, allow us to participate in the sale process and negotiate in good faith with us with respect to such a sale. If the sale is run as an auction, we will further be entitled to a 15-day exclusive negotiation period following the submission of all bids to Monsanto. During this period, we may revise our original bid, but we will not have the right to review the terms of any other bids.

In the event that we acquire the consumer Roundup business in such a sale, we will receive credit against the purchase price in the amount of the Termination Fee that would otherwise have been paid to us upon termination by Monsanto of the Roundup Marketing Agreement upon such a sale.

If Monsanto decides to sell the consumer Roundup business to another party, we must let Monsanto know within 30 days after receipt of notice of the purchaser whether we intend to terminate the Roundup Marketing Agreement and forfeit any right to a Termination Fee or whether we will agree to perform our obligations under the Roundup Marketing Agreement on behalf of the purchaser, unless and until such purchaser terminates us and pays us the applicable Termination Fee.

MARKETING FEE

Upon execution of the Roundup Marketing Agreement, we paid Monsanto a fee of $32 million in consideration for the rights we obtained under the Roundup Marketing Agreement with respect to North America.

CENTRAL GARDEN

Central Garden & Pet Company ("Central Garden") has been providing distribution, warehousing and other services to the Monsanto pursuant to an agreement that will terminate on September 30, 1999. The Roundup Marketing Agreement does not affect Monsanto's obligations under the agreement with Central Garden. However, we do not believe that such agreement will materially interfere with our rights or obligations under the Roundup Marketing Agreement. We are currently in discussions with Central Garden regarding a continuing relationship between Central Garden and the consumer Roundup business.

                                 USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes. The gross proceeds from the offering of the Original Notes, together with borrowings under the New Credit Facility, were used (i) to fund the payment to Monsanto for the Ortho Acquisition; (ii) to repurchase the Company's then outstanding 9 7/8% Senior Subordinated Notes Due 2004; and (iii) to pay certain fees and expenses.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company at April 3, 1999 and after giving effect to the offering of the Original Notes, the New Credit Facility and the Transactions.

                                                                                     AS OF
                                                                                 APRIL 3, 1999
                                                                              -------------------
                                                                      ACTUAL                      PRO FORMA
                                                                      ------                      ---------
                                                                                 (IN MILLIONS)
Debt (including current portion) (1):
      New Credit Facility (2):
         Revolving Credit Facility.........................          $                   $
         Term Loans........................................
      9 7/8% Senior Subordinated Notes due 2004 (3)........
      8.625% Notes.........................................
      Other debt (4).......................................

          Total debt.......................................
Shareholders' equity (5)...................................

          Total capitalization.............................


----------------

(1) For a description of the Company's outstanding indebtedness, see "Description of New Credit Facility."

(2) The New Credit Facility was closed on December 4, 1998. The total commitment under the New Credit Facility is $1.025 billion.

(3) Approximately 97% of the Company's 9 7/8% Senior Subordinated Notes due 2004 were tendered pursuant to a tender offer that closed simultaneously with the closing of the offering of the Original Notes. The Company intends
     (i) to repurchase the remaining 9 7/8% Senior Subordinated Notes due 2004 or (ii) redeem such notes as soon as reasonably practicable after August 1, 1999, which is the first date the Company is permitted to do so under the indenture with respect to the 9 7/8% Senior Subordinated Notes due 2004. The Company and The Chase Manhattan Bank, N.A., as trustee, have entered into a Fourth Supplemental Indenture dated as of January 15, 1999, that amends the indenture with for the 9 7/8% Senior Subordinated Notes due 2004 to eliminate substantially all of the significant covenants and related defaults contained in the indenture.

(4) Consists of foreign subsidiary loans, capital leases and, on a pro forma basis, RPJ seller notes and $2.5 million of assumed indebtedness of RPJ.

(5) Includes $195 million aggregate liquidation preference of convertible preferred stock, convertible at $19 per common share, which is callable at the option of the Company after May 19, 2000.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA
                              (DOLLARS IN MILLIONS)

The following pro forma statements of operations are presented as if the Transactions and the offering of the Original Notes had occurred and the New Credit Facility was in place on October 1, 1997. The following pro forma balance sheet gives effect to the Transactions, the New Credit Facility and the offering of the Original Notes and the use of proceeds therefrom as if they had occurred on April 3, 1999. The accompanying pro forma information is presented for illustrative purposes and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the above transactions been in effect during the periods presented or which may be reported in the future. The Unaudited Selected Pro Forma Combined Financial Data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Company's historical financial statements and the financial statements of RPJ and Ortho that are incorporated by reference herein.

            UNAUDITED SELECTED PRO FORMA COMBINED STATEMENT OF INCOME
                            AND OTHER FINANCIAL DATA

                                                            FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                                            -------------------------------------
                                   SCOTTS                      RPJ                      ORTHO          OTHER          SCOTTS
                                 HISTORICAL      RPJ(1)    ADJUSTMENTS     ORTHO     ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                 ----------      ------    -----------     -----     -----------    -----------     ---------
STATEMENT OF INCOME DATA:
Sales.......................     $ 1,113.0      $  144.3                   $ 211.4    $  46.8(2)                     $1,526.5
                                                                                         11.0(3)
Cost of sales...............         715.0          75.4                     128.8       21.2(2)                        948.1
                                                                                          6.7(3)
                                                                                          1.0(4)
                                 ---------      --------                   -------    -------                         -------
Gross profit................         398.0          68.9                      82.6       28.9                           578.4
(Income )from Roundup
    Marketing Agreement.....                                                                          (35.0)(5)         (35.0)
SG&A........................         271.6          55.7                      59.0       25.6(2)                        413.4
                                                                                          1.5(6)
Amortization of goodwill and
    other intangibles.......          12.9           2.3          3.5(7)      17.8      (12.3)(8)       1.6(9)           25.8
Restructuring and other               15.4           1.8          --           --                                        17.2
charges.....................
Other expense (income), net.           4.0           0.4          --           --                                         4.4
                                 ---------      --------    ---------      -------    -------       -------           -------
   Income from operations...          94.1           8.7         (3.5)         5.8       14.1          33.4             152.6
Interest expense............          32.2           0.2          --           --                      53.9(10)          86.3
                                 ---------      --------    ---------      -------    -------       -------           -------
Income before income taxes..          61.9          8.53         (3.5)         5.8       14.1         (20.5)             66.3
Provision for income taxes..          24.9           5.3          --           --         --           (3.5)(11)         26.7
                                 ---------      --------    ---------      -------    -------       -------           -------
Income before extraordinary
item........................     $    37.0      $    3.2    $    (3.5)     $   5.8    $  14.1       $ (17.0)          $  39.6
                                 =========      ========    =========      =======    =======       =======           =======
OTHER FINANCIAL DATA:
EBITDA (12).................     $   131.9      $   13.2          --       $  27.1    $   1.8       $  35.0           $ 209.0
Adjusted EBITDA (13)........         152.3          15.0          --          27.1        1.8          35.0             231.2
Cash interest expense.......          31.5           0.2                                               51.2              81.7
Depreciation and amortization         37.8           4.5          3.5         21.3      (12.3)          1.6              56.4
Capital expenditures........          41.3           1.0                       3.0                                       45.3


See Notes to Unaudited Selected Pro Forma Combined Statement of Income and Other
                                Financial Data.

       NOTES TO UNAUDITED SELECTED PRO FORMA COMBINED STATEMENT OF INCOME
                            AND OTHER FINANCIAL DATA

(1) The statement of income data for RPJ have been translated from French Francs to U.S. Dollars using the average exchange rate for the year ended September 30, 1998.

(2) Represents the reclassification of certain amounts to conform with the Company's presentation.

(3) Represents adjustment to sales and cost of sales on certain shipments to distributors. The Company intends to reflect these shipments as inventory until such inventory is subsequently shipped to retailer locations. The adjustment is calculated as follows:

       Estimated increase in revenue..........................         $      11.0
       Cost of sales as a percentage of sales for the Ortho
            business for fiscal 1998..........................                60.9%
                                                                       ------------
       Estimated increase in cost of sales....................         $       6.7

(4) Represents estimated increase in cost of sales from change in basis for Ortho inventory from LIFO to FIFO as described in note 3 to " -- Unaudited Selected Pro Forma Combined Balance Sheet Data."

(5) Represents the estimated commission that would have been earned for the 1998 Program Year (the twelve months ended September 30, 1998) under the applicable provisions of the Roundup Marketing Agreement relating to the calculation of the Company's commission with respect to the first Program Year (1999), applying such calculation to the unaudited earnings of the consumer Roundup business for the twelve months ended September 30, 1998. Therefore, the Contribution Payment for the 1998 Program Year is assumed to be the same as the Contribution Payment for the 1999 Program Year. See "The Transactions -- Roundup Marketing Agreement -- Commission Structure."

(6) Reflects the estimated increase in certain administrative costs (e.g., legal, payroll, risk management, tax department, human resources, information systems, etc.) that are considered necessary to support the Ortho business.

(7) Reflects adjustment to amortization of goodwill and other intangibles resulting from an allocation of the estimated purchase price of the RPJ business as follows:

       Estimated purchase price (including estimated transaction
           costs of $7.3 million)..................................          $    216.3
       Less amounts allocated to tangible assets and liabilities...               (13.1)
                                                                             ----------
       Amount allocated to goodwill and other intangibles..........               203.2
       Estimated average useful life (in years)....................                35.0
                                                                             -----------
                                                                                    5.8
       Less amortization included in historical RPJ financial
           statements..............................................                 2.3
                                                                             -----------
                                                                             $      3.5

       A valuation of the RPJ business has not been completed as of the date of this Prospectus. Accordingly, the allocation of the anticipated purchase price is based on management's estimates and assumes that the book value fixed assets reasonably approximates their fair value. The excess of the purchase price over the value of tangible assets generally is assumed to represent goodwill with an estimated useful life of 50 years, however certain other intangible assets (e.g., trademarks, patents, etc) may be identified in the valuation process which have useful lives of less than 40 years. Accordingly, the excess purchase price over the value of tangible assets is being amortized over an average life of 35 years. The Company expects that the final allocation of the purchase price will be completed during the third quarter of fiscal 1999.

(8) Reflects adjustment to amortization of goodwill and other intangibles resulting from an allocation of the estimated purchase price of the Ortho business as follows:

       Estimated purchase price (including estimated transaction
           costs of $10.0 million).................................          $     310.0
       Less amounts allocated to tangible assets and liabilities...              (116.0)
                                                                             ----------
       Amount allocated to goodwill and other intangibles..........                194.0
       Estimated average useful life (in years)....................                 35.0
                                                                             -----------
                                                                                     5.5
       Less amortization included in historical Ortho financial
           statements..............................................                 17.8
                                                                             -----------
                                                                             $    (12.3)

       A valuation of the Ortho business has not been completed as of the date of this Prospectus. Accordingly, the allocation of the anticipated purchase price is based on management's estimates and assumes that the book value fixed assets reasonably approximates their fair value. The excess of the purchase price over the value of tangible assets generally is assumed to represent goodwill with an estimated useful life of 50 years, however certain other intangible assets (e.g., trademarks, patents, etc) may be identified in the valuation process which have useful lives of less than 40 years. Accordingly, the excess purchase price over the value of tangible assets is being amortized over an average life of 35 years. The Company expects that the final allocation of the purchase price will be completed during the third or fourth quarter of fiscal 1999.

       In addition, the valuation does not address any adjustment for the level of normalized working capital as of the closing date of the Ortho Acquisition. No portion of such adjustment would be amortized. Rather it will be reflected as an adjustment to working capital. The Company made an additional payment to Monsanto of $39.9 million on the closing date of the Ortho Acquisition based on Monsanto's estimate of normalized working capital. The Company and Monsanto are still in discussions regarding the actual amount of normalized working capital and expect the issue to be resolved during second or third quarters of fiscal 1999. See "The Transactions -- Ortho Acquisition."

(9) Represents amortization over a term of 20 years of the $32.0 million payment by the Company to Monsanto in connection with the marketing rights under the Roundup Marketing Agreement.

(10) Represents the net adjustment to interest expense as a result of the anticipated bank borrowings under the New Credit Facility and the offering of the Original Notes calculated as follows:

       Revolving Credit Facility (a)...............................          $      11.6
       Pound Sterling Term Loan (b)................................                 10.9
       French Franc Term Loan (c)..................................                  4.9
       Deutschemark Term Loan (d)..................................                  3.3
       Tranche B Term Loan (e).....................................                  8.2
       Tranche C Term Loan (f).....................................                 10.5
       8.625% Senior Subordinated Notes due 2009 (g)...............                 28.5
       RPJ Seller Notes (h)........................................                  2.1
       Amortization of rate locks (i)..............................                  1.3
       Amortization of deferred financing costs (j)................                  3.3
       Interest on remaining indebtedness..........................                  1.7
                                                                             -----------
            Pro forma interest expense.............................                 86.3
       Less interest on refinanced indebtedness....................                 30.7
       Less interest on remaining indebtedness.....................                  1.7
                                                                             -----------
            Net adjustment.........................................                 53.9

------------

(a) Represents interest on floating rate Revolving Credit Facility using an assumed interest rate of 7.69%.

(b) Represents interest on floating rate Pound Sterling Term Loan using an assumed interest rate of 9.10%.

(c) Represents interest on floating rate French Franc Term Loan using an assumed interest rate of 6.06%.

(d) Represents interest on floating rate Deutschemark Term Loan using an assumed interest rate of 5.98%.
(e) Represents interest on floating rate Tranche B Term Loan using an assumed interest rate of 8.53%.
(f) Represents interest on floating rate Tranche C Term Loan using an assumed interest rate of 8.78%.
(g)  Represents interest on the $330.0 million fixed rate Original Notes.
(h) Represents interest on amounts due the seller of the RPJ business using an assumed interest rate of 6.00%.
(i) Represents amortization of amounts deferred under treasury rate locks over a period of 10 years.
(j) Represents amortization of deferred financing costs over a period of 8.1 years.

An increase or decrease of 0.125% in the assumed interest rate would change the pro forma interest expense on floating rate debt as follows:

        Revolving Credit Facility..................................        $       0.2
        Pound Sterling Term Loan...................................                0.1
        French Franc Term Loan.....................................                0.1
        Deutschemark Term Loan.....................................                0.1
        Tranche B Term Loan........................................                0.1
        Tranche C Term Loan........................................                0.2
                                                                           -----------
                                                                           $       0.8
                                                                           ===========


(11) Represents an estimated provision for income taxes on a combined pro forma basis using the effective tax rate for the Company on a stand-alone basis for fiscal 1998 of 40.3%.
(12) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA is included in this Prospectus because it is a basis upon which Scotts' management assesses financial performance. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
(13) "Adjusted EBITDA" reflects EBITDA as calculated in note (12) above adjusted for the effect of the non-recurring restructuring charges taken by the Company of $20.4 million (or which $15.4 million is included in restructuring and other charges, $2.9 million is included in cost of sales and $2.1 million is included in selling, general & administrative) and RPJ of $1.8 million during the twelve months ended September 30, 1998.
(14) Cash interest expense includes amortization of deferred financing costs and interest rate locks.

               UNAUDITED SELECTED PRO FORMA COMBINED STATEMENT OF
                        INCOME AND OTHER FINANCIAL DATA

                                             FOR THE SIX MONTHS ENDED APRIL 3, 1999
                                  ------------------------------------------------------------
                                    SCOTTS                 ORTHO         OTHER         SCOTTS
                                  HISTORICAL    ORTHO    ADJUSTMENTS   ADJUSTMENTS   PRO FORMA
                                  ----------   -------   -----------   -----------   ---------
Sales .........................

Cost of Sales .................



Gross profit...................

Income from marketing agreement
SG&A ...........................

Amortization of goodwill and
 other intangibles .............
Restructuring and other charges
Other expense (income) .........

Loss from operations ...........

Interest expense ...............


Income before income taxes .....

Income taxes ...................

Income before extraordinary item


OTHER DATA:
EBITDA (8) .....................
Adjusted EBITDA (9) ............
Cash interest expense (10) .....
Depreciation and amortization ..
Capital expenditures ...........

---------------
 (1) Represents the reclassification of certain amounts to conform with the Company's presentation.

 (2) Represents adjustment to sales and cost of sales on certain shipments to distributors. The Company intends to reflect these shipments as inventory until such inventory is subsequently shipped to retailer locations. The adjustment is calculated as follows:

Estimated decrease in revenue ....................
Cost of sales as a percentage of sales for the
  Ortho business for the six months ended
  April 3, 1999 ..................................

Estimated decrease in cost of sales ..............

 (3) Represents estimated increase in cost of sales resulting from change in basis for Ortho inventory from LIFO to FIFO as described in note 3 to "-- Unaudited Selected Pro Forma Combined Balance Sheet Data."

 (4) Reflects the estimated increase in certain administrative costs (e.g., legal, payroll, risk management, tax department, human resources, information systems, etc.) that are considered necessary to support the Ortho business.

 (5) Reflects adjustment to amortization of goodwill and other intangibles resulting from an allocation of the estimated purchase price of the Ortho business as follows:

Estimated purchase price (including estimated
  transaction costs of $___ million)...........
Less amounts allocated to tangible assets and
  liabilities..................................

Amount allocated to goodwill and other
  intangibles..................................
Estimated average useful life (in quarters)....


Less amortization included in historical Ortho
  financial statements.........................



       A valuation of the Ortho business has not been completed as of the date of this Registration Statement. Accordingly, the allocation of the anticipated purchase price is based on management's estimates and assumes that the book value of fixed assets reasonably approximates their fair value. The excess of the purchase price over the value of tangible assets generally is assumed to represent goodwill with an estimated useful life of 40 years, however certain other intangible assets (e.g., trademarks, patents, etc.) may be identified in the valuation process which have useful lives of less than 40 years. Accordingly, the excess purchase price over the value of tangible assets is being amortized over an average life of 35 years. The Company expects that the final allocation of the purchase price will be completed during the third or fourth quarter of fiscal 1999.

      In addition, the valuation does not address any adjustment for the level of normalized working capital as of the closing date of the Ortho Acquisition. No portion of such adjustment would be amortized. Rather it will be reflected as an adjustment to working capital. The Company has received an estimate of normalized working capital of $125.9 million from Monsanto, which estimate resulted in an additional payment to Monsanto of $39.9 million. The Company and Monsanto are still in discussion regarding the actual amount of normalized working capital and expect the issue to be resolved within 60 to 90 days after the closing. See "The Transactions -- Ortho Acquisition."

  (6) Represents the net adjustment to interest expense as a result of the anticipated bank borrowings under the Company's Revolving Credit Facility and the Notes Offering calculated as follows:

  Revolving Credit Facility(a)....................
  Notes offered hereby(g).........................
  Amortization of rate locks(c)...................
  Amortization of deferred financing costs(d).....
  Interest on remaining indebtedness..............

     Pro forma interest expense...................
  Less interest on refinanced indebtedness........
  Less interest on remaining indebtedness.........

     Net adjustment...............................

---------------

     (a) Represents interest on floating rate Revolving Credit Facility using an assumed average interest rate of 8.25%.

     (b) Represents interest on the $330.0 million fixed rate Notes offered hereby.

     (c) Represents amortization of amounts deferred under treasury rate locks over a period of 10 years.

     (d) Represents amortization of deferred financing costs over a period of
         8.1 years.

 (7) Represents an estimated provision for income taxes on a combined pro forma basis using the effective tax rate for the Company on a stand-alone basis for fiscal 1998 of 40.0%.

 (8) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA is included in this Offering Memorandum because it is a basis upon which Scotts' management assesses financial performance. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

 (9) "Adjusted EBITDA" reflects EBITDA as calculated in note (8) above adjusted for the effect of the restructuring and other charges taken by the Company.

(10) Cash interest expense excludes amortization of deferred financing costs and interest rate locks.

                     UNAUDITED SELECTED PRO FORMA COMBINED
                               BALANCE SHEET DATA

                                                 As of April 3, 1999
                              ----------------------------------------------------------
                                Scotts                Ortho         Other       Scotts
                              Historical   Ortho   Adjustments   Adjustments   Pro Forma
                              ----------   -----   -----------   -----------   ---------
ASSETS
Cash
Accounts receivable
Inventory

Other current assets

  Total current assets

Property, plant and
  equipment, net
Goodwill and other
  intangibles, net
Other assets


  Total assets

LIABILITY AND EQUITY
Current portion of
  long-term debt
Accounts payable
Accrued liabilities

  Total current liabilities
Long-term debt, net of
  current portion

Other long-term liabilities

  Total liabilities

Preferred stock
Common shares
Capital in excess of par
Retained earnings
Divisional equity
Cumulative foreign currency
  translation account
Treasury stock
Net assets to be sold

  Total equity

    Total liabilities
      and equity


(1) Represents adjustment to restate inventory and eliminate accounts receivable for the estimated impact of the Company's anticipated revenue recognition policy as described in note 3 to "-- Unaudited Selected Pro Forma Combined Statement of Income and Other Financial Data".

Ortho shipments included in accounts receivable.............
Gross profit margin as a % of sales for the Ortho business
  for the six months ended April 3, 1999....................

Gross profit on shipments that would not be recognized under the anticipated revenue recognition policy................

Amount reinstated to inventory..............................

---------------

(a) The tax effect of the gross profit that would not be recognized under the Company's anticipated revenue recognition policy is reflected as a reduction of the Company's current income tax liability using an assumed tax rate of 40.0%. The remaining amount, net of the tax effect, is reflected as a reduction of retained earnings.

(2) Represents adjustment to convert LIFO basis inventory in historical Ortho financial statements to the FIFO basis which management anticipates adopting for Ortho inventory upon acquisition.

(3) Reflects net adjustment to goodwill and other intangibles as a result of the Ortho Acquisition as follows:

    Net amount of purchase price allocated to goodwill and other intangibles (see note 8 to " -- Unaudited Selected Pro
      Forma Combined Statement of Income and Other Financial
      Data")....................................................
    Goodwill and other intangibles included in historical Ortho balance sheet.............................................

         Pro forma adjustment...................................

(4) Represents the transaction costs related to the initial offering of the Notes.

(5) The following table summarizes the sources and uses of cash in connection with the Ortho Acquisition and the Notes Offering:

    Sources:
         Revolving Credit Facility..............................
         Notes .................................................

           Total sources........................................
    Uses:
      Ortho Acquisition (a).....................................
      Repayment of existing 9 7/8% Senior
       Subordinated Notes (b)...................................
      Transaction costs (c).....................................

           Total uses...........................................

---------------
     (a) Excludes any adjustment for the level of normalized working capital as of the closing date of the Ortho Acquisition. See "The
         Transactions -- Ortho Acquisition."

     (b) Includes redemption of 97.1% of the currently outstanding 9 7/8% Senior Subordinated Notes at a redemption premium of 107.258% and accrued interest of $4.5 million. The difference between the estimated amount to be paid to retire this portion of these notes and their carrying value ($95.0 million, net of unamortized discount of $0.4 million and bond issuances costs of $1.7 million) represents an extraordinary loss on the retirement and is reflected as a reduction in retained earnings, net of tax. The estimated tax effect is reflected as a reduction in the Company's current income tax liability.

     (c) Transaction costs include costs in connection with the Notes offering ($10.5 million), and costs in connection with the Ortho Acquisition ($8 million).

(6) Reflects the elimination of historical equity of the Ortho businesses.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

We have derived the historical financial data included in the following summary financial data from the Company's audited and unaudited consolidated financial statements which are incorporated by reference herein. You should read the following information in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated by reference in this Prospectus. Results for the six months ended April 3, 1999 are not necessarily indicative of the results to be expected for the full fiscal year.


                                                                                                              SIX MONTHS ENDED
                                                              YEAR ENDED SEPTEMBER 30,                      --------------------
                                                              ------------------------                      APRIL 4,    APRIL 3,
                                               1994       1995(1)       1996       1997(2)     1998(3)        1998        1999
                                               ----       -------       ----       -------     -------      --------    --------
                                                               (DOLLARS IN MILLIONS)
OPERATING DATA:
   Sales................................    $   606.3    $   731.1   $   750.4   $   899.3    $ 1,113.0    $            $
   Cost of sales........................        404.1        498.8       512.4       573.6        715.0
                                            ---------    ---------   ---------   ---------    ---------
       Gross profit.....................        202.2        232.3       238.0       325.7        398.0
   Advertising and promotion (4)........                      64.5        69.2        83.9        104.4
   Selling, general and administrative..                                 116.6       130.5        167.2
   Amortization of goodwill and other
       intangibles......................          3.6          6.0         8.8        10.2         12.9
   Restructuring and other charges......          --           --         17.7         --          15.4
   Other expense (income), net..........         (1.4)        (4.4)       (0.6)        6.3          4.0
                                            ----------   ---------   ---------   ---------    ---------
   Income from operations...............         59.3         60.9        26.3        94.8         94.1
   Interest expense.....................         17.9         13.9        25.0        25.2         32.2
                                            ---------    ---------   ---------   ---------    ---------
   Income before income taxes...........         41.8         36.3         1.3        69.6         61.9
   Income taxes.........................         17.9         13.9         3.8        30.1         24.9
                                            ---------    ---------   ---------   ---------    ---------
   Net income (loss) before extraordinary
       item.............................         23.9         22.4        (2.5)       39.5         37.0
   Extraordinary loss on early extinguish-
       ment to debt, net................          1.0          --          --          --           0.7
                                            ---------    ---------   ---------   ---------    ---------
   Net income (loss)....................    $    22.9    $    18.8   $    (2.5)  $    39.5    $    36.3
                                            =========    =========   =========   =========    =========
   Preferred stock dividends............    $     --     $     3.6   $     9.8   $     9.8    $     9.8
   Income (loss) applicable  to common
        shareholders....................    $    22.9    $    18.8   $   (12.3)  $    29.7    $    26.5
                                            =========    =========   =========   =========    =========
OTHER DATA:
   EBITDA (5)...........................    $    81.2    $    86.6   $    55.6   $   125.2    $   131.9
   Adjusted EBITDA (6)..................         81.2         86.6        73.3       125.2        152.3
   Depreciation and amortization (7)....         21.9         25.7        29.3        30.4         37.8
   Capital expenditures.................         33.4         23.6        18.2        28.6         41.3
   Ratio of earnings to fixed charges...          2.9x         2.2x        1.0x        3.3x         4.2x
   BALANCE SHEET DATA (END OF PERIOD):
   Working capital......................    $   140.6    $   227.0   $   181.0   $   146.5    $   135.3
   Total assets.........................        528.6        809.0       731.7       787.6      1,035.2
   Total debt...........................        247.3        272.5       225.3       221.3        372.5
   Shareholders' equity (8)                     168.3        380.8       364.3       389.2        403.9

----------------

(1) For the 1995 fiscal year, certain reclassifications have been made to conform the presentation with that of subsequent periods.

(2)  Includes results from Miracle Garden from January 1, 1997.

(3) Includes results from Levington Group Limited from December 1997 and EarthGro from February 1998.

(4) For the 1994 fiscal year, advertising and promotion expenses were not separately identified but were included in selling, general and administrative expenses.

(5) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(6) "Adjusted EBITDA" reflects EBITDA as calculated in note (5) above adjusted for the effect of the non-recurring charges taken by the Company of $17.7 million during the fiscal year ended September 30, 1996, $20.4 million (of which $15.4 million is included in restructuring and other charges, $2.9 million is included in cost of sales and $2.1 million is included in selling, general & administrative) during the fiscal year ended September 30, 1998 and $1.4 million for the six months ended April 3, 1999.

(7) Depreciation and amortization excludes amortization of deferred financing costs and debt discount.

(8) Includes $195 million aggregate liquidation preference of convertible preferred stock, convertible at $19 per common share, which is callable at the option of the Company after May 19, 2000.

                       DESCRIPTION OF NEW CREDIT FACILITY

The following description is a summary of material provisions of the New Credit Facility. It does not restate the New Credit Facility in its entirety. We urge you to read the New Credit Facility because it, and not this description, define the terms of our other material outstanding indebtedness. We have not included the definitions of many of the defined terms contained in the New Credit Facility, and we urge you to refer to such document for the definitions of capitalized terms in the following summary. Copies of the New Credit Facility is available as set forth under "Incorporation of Specified Documents by Reference."

On December 4, 1998, Scotts and certain of our subsidiaries entered into a new Credit Agreement (the "New Credit Facility"). The New Credit Facility establishes aggregate financing for Scotts and certain of our subsidiaries which are designated (either at closing or in the future) as co-borrowers ("Subsidiary Borrowers") in the aggregate principal amount of $1.025 billion. The credit financing under the New Credit Facility is provided by a lending syndicate group consisting of approximately thirty lenders worldwide, with The Chase Manhattan Bank serving as Administrative Agent. At the time of the closing of the New Credit Facility, the then-existing indebtedness of the Company and its subsidiaries under the previous credit agreement was refinanced and repaid using proceeds from the New Credit Facility.

AMOUNT OF ADDITIONAL CREDIT AVAILABLE

The New Credit Facility provides for aggregate total senior secured credit financing in the principal amount of up to $1.025 billion, consisting of term loan facilities in the aggregate amount of $525 million, and a revolving credit facility in the amount of $500 million (collectively, the "Loans"). Proceeds of the Loans were used in part to finance the RPJ Transaction and a portion of the purchase price of the Ortho Acquisition, as well as to refinance the indebtedness of the Company and its subsidiaries under its previous credit facility. A portion of the revolving credit facility will also be used to finance our continuing operations and for permitted acquisitions of up to $100 million.

SPECIFIC CREDIT FACILITIES

The Term Loan Facilities consist of three tranches. The first, the Tranche A Term Loan Facility, consists of a 6-1/2 year term loan facility in an aggregate approximate principal amount equal to $265 million, which is divided into three sub-tranches of French Francs, German Deutschemarks and British Pounds Sterling. The Tranche A Term Loans are to be repaid in quarterly principal installments over a 6-1/2 year period. The Tranche B Term Loan Facility consists of a 7-1/2 year term loan facility in an aggregate principal amount equal to $140 million, which is to be repaid in nominal quarterly installments for the first 6-1/2 years and in substantial quarterly installments in the final year. The Tranche C Term Loan Facility consists of an 8-1/2 year term loan facility in an aggregate principal amount equal to $120 million, which is to be repaid in nominal quarterly installments for the first 7-1/2 years and in substantial quarterly installments in the final year. The Term Loans were disbursed in a single drawing on the Closing Date.

The Revolving Credit Facility consists of Revolving Credit Loans in the amount of up to $500 million, which is available on a revolving basis for a term of 6-1/2 years. A portion of the Revolving Credit Facility not to exceed $100 million is available for the issuance of letters of credit. Additionally, a portion of the Revolving Credit Facility not to exceed $30 million is available from Chase or Credit Lyonnais for swing line loans on same-day notice. A portion of the Revolving Credit Facility not to exceed $225 million is available for borrowing in optional currencies, including German Deutschemarks, British Pound Sterling, French Francs, Belgian Francs, Italian Lira and other specified currencies, provided that the outstanding Revolving Credit Loans in optional currencies other than British Pounds Sterling does not exceed $120 million. The outstanding principal amount of all Revolving Credit Loans may not exceed $150 million for at least 30 consecutive days during any calendar year.

PREPAYMENTS

Loans may be prepaid and commitments may be reduced in certain specified minimum amounts, and prepayment fees will be payable with respect to optional prepayments. Optional prepayments of the Term Loans shall be applied pro rata to the three tranches thereof ratably to the respective installments thereof. As long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans and Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocated to it, and the amount so refused will be applied to repay the Tranche A Term Loans. Optional prepayments of the Term Loans may not be reborrowed.

The New Credit Facility also provides for mandatory prepayments in certain specified events and in certain specified percentages, including (a) 50% of the net proceeds of any sale or issuance of equity and 100% of the net proceeds of any incurrence of indebtedness, subject to certain specified exceptions, (b) 100% of the net proceeds of any sale or other disposition of any assets, subject to certain exceptions, and (c) 75% of excess cash flow, subject to reductions as specified if certain Leverage Ratios are met.

INTEREST

A pricing grid establishes various interest rate options on the Revolving Credit Facility and the Tranche A Loans, the Tranche B Term Loans and the Tranche C Term Loans, respectively, and is based upon the Leverage Ratio as determined by the consolidated financial statements of the Company and its Subsidiaries. The interest rate options include a LIBOR option, and a base rate determined by a calculation which takes into effect the Prime Rate, the Base CD Rate, and the Federal Funds Effective Rate in effect as of any date of determination.

GUARANTIES

The Company executed an unconditional guaranty (the "Scotts Guaranty") of all of the indebtedness and obligations under the New Credit Facility incurred by the Company and all of the Subsidiary Borrowers. Additionally, most of the domestic direct and indirect subsidiaries of the Company executed a guaranty of the Scotts Guaranty. Offshore indirect subsidiaries of the Company did not execute any guaranties under the New Credit Facility.

COLLATERAL

The Company and all of its domestic subsidiaries pledged substantially all of their personal property assets to secure the indebtedness and obligations under the New Credit Facility. Additionally, the Company and its domestic subsidiaries pledged any real property assets having a value in excess of $500,000. The Company and its domestic subsidiaries pledged primarily all of their intellectual property assets as well. The Company and its direct and indirect subsidiaries also pledged primarily all of the stock which each such entity owned in its own respective subsidiaries, except to the extent where any such pledge was limited by laws of a foreign country, or would have resulted in adverse tax consequences to the Company or any of its Subsidiaries.

COVENANTS

The New Credit Facility contains standard negative covenants, including covenants which impose limitations on the ability of the Company and its Subsidiaries to, among other things, (a) place liens on property, or incur contingent obligations, (b) sell all or substantially all of their assets, and
(c) make any fundamental changes, or acquisitions, investments, loans or advances, except for acquisitions in an amount not to exceed $100 million without consent. The New Credit Facility also contains financial covenants consisting of the maintenance of a specified Leverage Ratio, a specified Consolidated Net Worth, and an Interest Coverage Ratio, over the life of the New Credit Facility. These financial covenants are based upon operating performance levels in effect throughout the term of the New Credit Facility.

                               THE EXCHANGE OFFER

GENERAL

Pursuant to the Exchange Offer, we will offer to the holders of Original Notes who are able to make the representations described below the opportunity to exchange their Original Notes for Exchange Notes. We may be required to file a shelf registration statement with the Commission to cover resales of Original Notes in the following circumstances:

          - if we are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or
          - if any holder of Original Notes notifies us within the specified time period that (A) due to a change in law or policy the holder is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy the holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for a resale by the holder or (C) the holder is a broker-dealer and owns Original Notes acquired directly from us or one of our affiliates.

If we are required to file a shelf registration statement, we will use our reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

For purposes of this discussion, "Transfer Restricted Notes" means each Original Note until:

          - the date on which the holder of the Original Note receives an Exchange Note in the Exchange Offer;
          - in the case of broker-dealers, the date on which an Exchange Note held by the broker-dealer is sold to a purchaser who receives from the broker-dealer a copy of this Prospectus;
          - the date on which an Original Note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; or
          - the date on which an Original Note is distributed to the public pursuant to Rule 144 under the Securities Act.

Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act. In the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale of the Exchange Notes by the broker-dealer. For 180 days after consummation of the Exchange Offer, we have agreed to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers a prospectus to purchasers in connection with resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

Each holder of the Original Notes who wishes to receive Exchange Notes in the Exchange Offer will be required to make the following representations:

          - any Exchange Notes to be received by the holder will be acquired in the ordinary course of its business;

          - the holder has no arrangement with any person to participate in the distribution of the Exchange Notes; and
          - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will also be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Unless the Exchange Offer would not be permitted by applicable law or Commission policy, we have agreed to use our reasonable best efforts to have the Registration Statement of which this Prospectus is a part declared effective by the Commission on or prior to 270 days after the closing of the offering of the Original Notes. We will commence the Exchange Offer and use reasonable best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer registration statement was declared effective by the Commission, Exchange Notes in exchange for all Original Notes tendered prior thereto in the Exchange Offer. If necessary, the Company will file a shelf registration statement prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. The Company will use its reasonable best efforts to keep any shelf registration statement continuously effective, supplemented and amended until the second anniversary of the closing of the offering of the Original Notes or such shorter period that will terminate when all the Transfer Restricted Notes covered by the shelf registration statement have been sold pursuant thereto

CONSEQUENCES OF FAILURE TO EXCHANGE

The Original Notes which are not exchanged for Exchange Notes pursuant to the Exchange Offer and are not included in a resale prospectus will remain Transfer Restricted Notes. Transfer Restricted Notes may be offered, sold or otherwise transferred prior to the date which is two years after the later of the date of original issue and the last date that the Company or any affiliate of the Company was the owner of the Transfer Restricted Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person the owner reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance to Rule 144A, (d) to an "accredited investor" within the meaning of subparagraph (1), (2), (3) or (7) of paragraph (a) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an "accredited investor" in each case in a minimum of Original Notes with a purchase price of $500,000, or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. These restrictions on resale will not apply after the Resale Restriction Termination Date. If any resale or other transfer of the Original Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee to the Company and the Trustee, which shall provide, among other things, that the transferee is an "accredited investor" within the meaning of subparagraph (1), (2), (3) or (7) of paragraph (a) of Rule 501 under the Securities Act and that it is acquiring the Original Notes for investment purposes and not for distribution in violation of the Securities Act. Prior to any offer, sale or other transfer of Original Notes prior to the Resale Restriction Termination Date pursuant to clauses (d) or (e) above, the issuer and the Trustee may require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes, except that (i) the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) the holders of Exchange Notes will not be entitled to rights under the Registration Rights Agreement (except under certain limited circumstances). The Exchange Notes will evidence the same debt as the Original Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture.

Solely for reasons of administration (and for no other purpose) the Company has
fixed the close of business on         , 1999 as the record date for the
Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of Original Notes (or the holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the Exchange Offer.

Holders of the Original Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Ohio or under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

The Company shall be deemed to have accepted validly tendered Original Notes when, as and if it has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of the Original Notes for purposes of receiving the Exchange Notes.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the Expiration Date.

Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSION; AMENDMENTS

The term "Expiration Date" means 5:00 p.m., New York City time on       , 1999,
unless the Company extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which such Exchange Offer is extended.

In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, prior to 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion, (i) to delay accepting any Original Notes, (ii) extend the Exchange Offer, (iii) if the condition set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iv) to amend the terms of the Exchange Offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement. If we determine that the Exchange Offer is amended in a manner that would constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and the Exchange Offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make public announcement of any delay, extension, termination or amendment of its Exchange Offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

PROCEDURES FOR TENDERING

Only a registered holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal to the Exchange Agent at the address set forth below under " -- Exchange Agent" for receipt prior to the Expiration Date. In addition, either
(i) certificates for the Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and all other required documents must be received by the Exchange Agent at the address set forth below under " -- Exchange Agent" prior to the Expiration Date.

The tender by a holder will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal applicable to such Exchange Offer.

THE METHOD OF DELIVERY OF THE ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO BE DELIVERED TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE APPLICABLE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal designated for such Original Discount Notes, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If a Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Original Notes, with signature guaranteed by an Eligible Institution.

If a Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate their status when signing, and evidence satisfactory to the Company, as applicable, of their authority to so act must be submitted with the Letter of Transmittal designated for such Original Notes.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes issued by them, neither we, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Original Notes are submitted in a principal amount greater than the principal amount of Original Notes being tendered by such tendering holder, such unaccepted or non-exchanged Original Notes will be returned by the Exchange Agent to the tendering holders (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such unaccepted or non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility), unless otherwise provided in the Letter of Transmittal designated for such Original Notes, as soon as practicable following the applicable Expiration Date.

By tendering Original Notes in the Exchange Offer, each registered holder will represent to us that, among other things:

          - the Exchange Notes to be acquired by the holder and any beneficial owner(s) of such Original Notes ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s) for the holder's own account, for investment and not with a view to or for sale in connection with any distribution of the Exchange Notes;
          - the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes;
          -    the holder and each Beneficial Owner acknowledge and agree that
               (x) any person participating in an Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under " -- Resales of the Exchange Notes," and (y) any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes pursuant to an Exchange Offer, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must deliver a prospectus in connection with any resale of such Exchange Notes (see "Plan of

               Distribution") but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act;
          - neither the holder nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company except as otherwise disclosed to us in writing; and
          - the holder and each Beneficial Owner understands that a secondary resale transaction described in the third clause above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission.

BOOK-ENTRY TRANSFER

The Exchange Agent will make a request to establish an account with respect to the Original Notes at the Book-Entry Transfer Facility, for purposes of the Exchange Offer, within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other documents, must be transmitted to and received by the Exchange Agent at the address set forth below under " -- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their Original Notes and (x) whose Original Notes are not immediately available, or (y) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the applicable Expiration Date, may effect a tender if:

          -    the tender is made through an Eligible Institution;

          - prior to the applicable Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery or facsimile transmission) setting forth the name and address of the Holder, the certificate number(s) of such Original Notes and the principal amount of the Original Notes being tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the applicable Expiration Date, the applicable Letter of Transmittal together with the certificate(s) representing the Original Notes (or a Book-Entry Confirmation) and any other documents required by the applicable Letter of Transmittal will be delivered by the Eligible Institution to the Exchange Agent; and

          - such properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a Book-Entry Confirmation) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the applicable Expiration Date.

 WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tenders of Original Notes pursuant to an Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address prior to the Expiration Date. Any notice of withdrawal must:

          - specify the name of the person who deposited the Original Notes to be withdrawn (the "Depositor");

          - identify the Original Notes to be withdrawn (including the certificate number or numbers and aggregate principal amount of such Original Notes); and

          - be signed by the holder in the same manner as the original signature on the applicable Letter of Transmittal (including any required signature guarantees).

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal in our sole discretion, which determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are retendered. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the applicable Expiration Date.

Any Original Notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the Exchange Offer, or which have been validly withdrawn, will be returned to the holder thereof (unless otherwise provided in the Letter of Transmittal), as soon as possible following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by the issuer of the Original Notes of notice of withdrawal without cost to such holder.

CONDITIONS OF THE EXCHANGE OFFER

The Exchange Offer is subject to the condition that the Exchange Offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission. If there has been a change in Commission policy such that there is a substantial question whether the Exchange Offer is permitted by applicable federal law, we have agreed to seek a no-action letter or other favorable decision from the Commission allowing us to consummate the Exchange Offer.

If we determine that the Exchange Offer is not permitted by applicable Federal law, we may terminate the Exchange Offer. In connection therewith we may:

          - refuse to accept any Original Notes and return any Original Notes that have been tendered by the holders thereof;

          - extend the Exchange Offer and retain all Original Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such holders of tendered Original Notes to withdraw their tendered Original Notes; or

          - waive such termination event with respect to the Exchange Offer and accept all properly tendered Original Notes that have not been withdrawn.

If such waiver constitutes a material change in the Exchange Offer, we will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Original Notes, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Original Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

State Street Bank and Trust Company has been appointed as "Exchange Agent" for the Exchange Offer. Questions and requests for assistance, requests for additional copies of the Prospectus or of the Letter of Transmittal and other documents should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail or Hand or Overnight Delivery:

         State Street Bank and Trust Company
         Two International Place
         Fourth Floor
         Boston, MA 02110
         Attention: _________, Corporate Trust Department

         Facsimile Transmissions: 617-664-3290
         Confirm by Telephone: 617-664-5587
         (ELIGIBLE INSTITUTIONS ONLY)

Delivery to other than the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

No dealer-manager has been retained in connection with the Exchange Offer and no payments will be made to brokers, dealers or others soliciting acceptance of the Exchange Offer. However, reasonable and customary fees will be paid to the Exchange Agent for its service and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
$        . Such expenses include fees and expenses of the Exchange Agent and the
Trustee under the Indenture, accounting and legal fees and printing costs, among others. We will pay all transfer taxes, if any, applicable to the exchange of the Original Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

The carrying values of the Original Notes are not expected to be materially different from the fair value of the Exchange Notes at the time of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALES OF THE EXCHANGE NOTES; PLAN OF DISTRIBUTION

Based on no-action letters issued by the staff of the Commission to third parties and provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, we believe the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof , with the following exceptions:

         - broker-dealers who purchased Original Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or
         - "affiliates" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act.

Holders of Original Notes wishing to accept the Exchange Offer must represent to us that such conditions have been met. In the event that our belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. We do not assume or indemnify holders against such liability.

All resales must be made in compliance with applicable state securities or "blue sky" laws. Such compliance may require that the Exchange Notes be registered or qualified in a particular state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility with regard to compliance with such requirements.

EACH AFFILIATE OF THE COMPANY MUST ACKNOWLEDGE THAT SUCH PERSON WILL COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT TO THE EXTENT APPLICABLE. EACH BROKER-DEALER THAT RECEIVES EXCHANGE NOTES IN EXCHANGE FOR ORIGINAL NOTES HELD FOR ITS OWN ACCOUNT, AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE NOTES. ALTHOUGH A BROKER-DEALER MAY BE AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT, THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES.

OTHER

We may seek to acquire untendered Original Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Original Notes.


                              DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to The Scotts Company and not to any of its subsidiaries.

The Company issued the Original Notes, and will issue the Exchange Notes, under the Indenture dated as of January 21, 1999 (the "Indenture") among itself, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). References to the Notes include both the Original Notes and the Exchange Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms used below. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of these Notes. Copies of the Indenture and the Registration Rights Agreement are available as set forth below under "Additional Information."

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

The Notes

The Exchange Notes will be issued solely in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The terms of the Exchange Notes will be the same as the Original Notes, except that:

          - the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting transfer; and

          - the Exchange Notes will not be entitled to the benefits of the Registration Rights Agreement.

Holders of Original Notes who do not exchange their Original Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture.

All of the Notes:

          -    are general obligations of the Company;

          - are subordinated in right of payment to all existing and future Senior Debt of the Company; and

          - are senior in right of payment to any future junior subordinated Indebtedness of the Company.


THE GUARANTEES

These Notes will be guaranteed by all of the existing and future Wholly Owned Domestic Restricted Subsidiaries and Significant Domestic Restricted Subsidiaries of the Company.

The Guarantees of these Notes:

          -    are general obligations of each Guarantor;

          - are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

          - are senior in right of payment to any future junior subordinated Indebtedness of each Guarantor.

Assuming we had completed the offering of the Original Notes as of April 3, 1999, and that the Transactions and the Credit Facility had been completed on that date, the Company and the Guarantors would have had total Senior Debt of approximately $_______ million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

As of the date hereof, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants -- Restricted Payments," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.

Not all of our "Restricted Subsidiaries" guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated approximately 19% (or 23% on a pro forma basis) of our consolidated revenues for the year ended September 30, 1998 and held approximately 26% (or 25% on a pro forma basis) of our consolidated assets as of September 30, 1998. See note 21 to our Consolidated Financial Statements that are incorporated by reference for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

The Indenture provides that the Company may issue Notes with a maximum aggregate principal amount of up to $400 million, of which $330 million is represented by the Notes. The Notes are issued only in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on January 15, 2009.

Interest on the Notes will accrue at the rate of 8.625% per annum and is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 1999. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 1 and July 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest and Liquidated Damages, if any, payments on the Notes owned by such Holder in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

The Trustee is currently the Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

The Guarantors jointly and severally guarantee the Company's obligations under the Notes. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Matters."

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) either:

         (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

         (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

     (2) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

     (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

See "Repurchase at the Option of Holders  -- Asset Sales."

Notwithstanding the foregoing, any Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into, the Company or another Guarantor, upon the consummation of which the Subsidiary Guarantee of such Guarantor shall be released.

SUBORDINATION

The payment of principal, premium, interest and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

     (1)  in a liquidation or dissolution of the Company;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

     (3)  in an assignment for the benefit of creditors; or

     (4)  in any marshaling of the Company's assets and liabilities.

The Company also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under " -- Legal Defeasance and Covenant Defeasance") if:

     (1) payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

Payments on the Notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, premium and interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of these Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors -- Subordination."

OPTIONAL REDEMPTION

During the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings; provided that:

     (1) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

     (2) the redemption must occur within 90 days of the date of the closing of the public equity offering.

Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to January 15, 2004.

After January 15, 2004, the Company may redeem all or a part of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

               Year                                                                    Percentage
               2004..........................................................           104.313%
               2005..........................................................           102.875%
               2006..........................................................           101.438%
               2007 and thereafter...........................................            100.00%

MANDATORY REDEMPTION

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company's outstanding Senior Debt currently prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ASSET SALES

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith by the Company's Board of Directors; and

     (2)  either:

         (a) the Company (or the Restricted Subsidiary, as the case may be) issues Equity Interests or transfers assets in an exchange in connection with which the Company receives an opinion of counsel that such exchange should qualify under the provisions of Section 351 or Section 368 of the United States Internal Revenue Code of 1986, as amended; or

          (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

     (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and

          (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Senior Debt (and to effect a corresponding commitment reduction if such Senior Debt is revolving credit borrowings);

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Related Business;

(3)  to make a capital expenditure; and/or

(4) to acquire other long-term assets that are used or useful in a Related Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis as set forth below. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SELECTION AND NOTICE

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

     (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

     (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

IMPORTANT COVENANTS

RESTRICTED PAYMENTS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary of the Company;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

     (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (2), (3), (4) or (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

         (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 3, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

         (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

         (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

         (d)  $25 million.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provision will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition (including the payment of any accrued and unpaid interest, premium or consent fee, if any, in connection therewith) of the Company's 9 7/8% Senior Subordinated Notes due 2004 or of any of the Notes or Exchange Notes;

     (3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

     (4) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (5) the payment of any dividend by the Company to holders of its Class A Convertible Preferred Stock; and

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment other than payments pursuant to paragraphs (2), (3), (4), (5) or (6) of this covenant, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

Notwithstanding the foregoing, if any payment is made pursuant to the second paragraph of this covenant and at the time of such payment there was a Default (other than any Default caused thereby) that had occurred and was continuing, then such payment shall not cause a Default under this covenant if the pre-existing Default shall have been cured or waived prior to such Default becoming an Event of Default.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding Investments will be treated as Restricted Investments equal to the fair market value of such Investments at the time of the designation. The designation will not be permitted if such Restricted Payment would not be permitted at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under the Credit Facility in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed an amount equal to $1.125 billion, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) of this paragraph to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay term Indebtedness under the Credit Facility or to reduce commitments with respect to revolving credit borrowings under the Credit Facility pursuant to the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales";

     (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Subsidiary Guarantees, the Exchange Notes and the Guarantees thereof;

     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, or in respect of a sale and leaseback transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) of this paragraph to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that is either Existing Indebtedness or that was permitted to be incurred by the Indenture;

     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

         (a) if the Company or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (1) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) exchange rate risk or raw materials price risk;

     (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

     (9) the shares of Class A Convertible Preferred Stock outstanding as of the date of the Indenture;

     (10)the incurrence by any of the Company's Foreign Subsidiaries of Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) of this paragraph to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $60.0 million at any time outstanding;

     (11)the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings); and

     (12)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $40.0 million.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Credit Facility on the date of the Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of Permitted Debt.

NO SENIOR SUBORDINATED DEBT

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any

Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

LIENS

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (1) assign or convey any right to receive income on any asset now owned or hereafter acquired or (2) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired or on any income or profits therefrom except Permitted Liens, unless the Notes and the Guarantees, as applicable, are either (i) secured by a Lien on such property, assets, income or profits that is senior in priority to the Lien securing such other Obligations, if such Obligations are subordinated in right of payment to the Notes and/or the Guarantees or (ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Obligations, if such Obligations are pari passu in right of payment with the Notes.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company Restricted Subsidiaries;

     (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

     (2) the Indenture, the Notes and the Guarantees;

     (3) applicable law;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

     (5) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption " -- Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

     (10)provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (11)customary provisions under Indebtedness of any Foreign Subsidiary permitted to be incurred under the Indenture;

     (12)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (13)restrictions created in connection with a Qualified Securitization Transaction.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

     (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default or Event of Default exists; and

     (4) except in the case of a merger entered into solely for the purpose of reincorporating the Company or any Restricted Subsidiary in another jurisdiction, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock."

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Restricted Subsidiaries.

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
TRANSACTIONS WITH AFFILIATES

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (2) the Company delivers to the Trustee:

         (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment, consulting or similar agreement (including any loan, but not any forgiveness thereof) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or any payment of directors' and officers' insurance premiums;

     (2) transactions between or among the Company and/or its Restricted Subsidiaries;

     (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

     (4) dividends on or any repurchases of any shares of any series or class of equity securities of the Company;

     (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption " -- Restricted Payments."

     (6) any merger between or among the Company or any of its Restricted Subsidiaries solely for the purpose of reincorporating the Company or such Restricted Subsidiary in another jurisdiction for tax purposes; and

     (7) transactions in connection with a Qualified Securitization Transaction or an industrial revenue bond financing.

ADDITIONAL SUBSIDIARY GUARANTEES

If, after the date of the Indenture, the Company or any of its Wholly Owned Domestic Restricted Subsidiaries acquires or creates another Wholly Owned Domestic Restricted Subsidiary or a Significant Domestic Restricted Subsidiary, including any other Domestic Restricted Subsidiary that at any time becomes a Wholly Owned Domestic Restricted Subsidiary or a Significant Domestic Restricted Subsidiary, then that newly acquired or created Wholly Owned Domestic Restricted Subsidiary or Significant Domestic Restricted Subsidiary will, within 10


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
Business Days of the date on which it was acquired or created, execute a supplemental indenture or other instrument evidencing its Subsidiary Guarantee, in either case in form satisfactory to the Trustee, and deliver an Opinion of Counsel to the Trustee.

SALE AND LEASEBACK TRANSACTIONS

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) the Company or such Restricted Subsidiary, as applicable, could have
         (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption " -- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption " -- Liens"; provided that the Lien to secure such Indebtedness does not extend to or cover any assets of the Company or such Restricted Subsidiary other than the assets which are the subject of the sale and leaseback transaction;

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors, of the property that is the subject of such sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales."

PAYMENTS FOR CONSENT

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture;

     (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

     (3) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions described under the captions "Repurchase at the Option of Holders -- Change of Control," "Repurchase at the Option of Holders -- Asset Sales," "Certain Covenants -- Restricted Payments" or "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

     (4) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

         (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

         (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the Indenture, any Subsidiary Guarantee(s) of any Guarantor that is a Significant Subsidiary or of any group of Guarantors that collectively would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantors that collectively would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm the obligations of each such Guarantor under its Subsidiary Guarantee; and

     (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to January 15, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to January 15, 2004, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

     (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any Note payable in money other than that stated in the Notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

     (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "Repurchase at the Option of Holders"); or

     (8) make any change in the preceding amendment and waiver provisions, except as set forth below.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affect the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

     (5) to add any Person as a Guarantor; and

     (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer.

BOOK-ENTRY, DELIVERY AND FORM

Except as set forth below, Notes were, and will be, issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Original Notes are represented by two permanent Notes in registered, global form without interest coupons (the "Original Global Notes"), and the Exchange Notes will be represented by two, permanent Notes in registered, global form without interest coupons (the "Exchange Global Notes" and, together with the Original Global Notes, the "Global Notes"). The Original Global Notes are, and the Exchange Global Notes will be, registered in the name of The Depository Trust Company ("DTC"), in New York, New York, or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See " -- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date.

Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the

Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See " --Same Day Settlement and Payment."

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Original Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

     (1) DTC:

         (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary; or

         (b) has ceased to be a clearing agency registered under the Exchange
             Act;

     (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

     (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

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In addition, beneficial interests in a Global Note may be exchanged for
Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Transfer Restrictions," unless the Company determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Transfer Restrictions."

SAME DAY SETTLEMENT AND PAYMENT

The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

In connection with the offering of the Original Notes, the Company, the Guarantors and Salomon Smith Barney Inc. entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Registration Statement of which this Prospectus is a part. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations will have the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

The Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by Holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement if:

     (1) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

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
     (2) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

         (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

         (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

         (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company.

The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

For purposes of the foregoing, "Transfer Restricted Securities" means each Note until:

     (1) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

     (2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

     (3) the date on which the resale of such Note has been effectively registered under the Securities Act and such Note has been disposed of in accordance with the Shelf Registration Statement; or

     (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

The Registration Rights Agreement provides that:

     (1) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date;

     (2) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 270 days after the Closing Date;

     (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

     (4) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

The Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities if:

     (1) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing;

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
     (2) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

     (3) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights (each such event referred to in clauses (1) through (4) above a "Registration Default").

The amount of Liquidated Damages will be $.05 per week per $1,000 principal amount of Notes held by each Holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated Damages will increase by $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 25% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

"Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption " --Change of Control" and/or the provisions described above under the caption " --Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.5 million; or (b) results in net proceeds to the Company and its Subsidiaries of less than $2.5 million;

     (2) a transfer of assets (a) between or among the Company and its Wholly Owned Restricted Subsidiaries, (b) by a Restricted Subsidiary to the Company or any of its Wholly Owned Restricted Subsidiaries or (c) by the Company or any of its Wholly Owned Restricted Subsidiaries to any Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary if, in the case of this clause (c), the Company or the Wholly Owned Restricted Subsidiary, as the case may be, either retains title to or ownership of the assets being transferred or receives consideration at the time of such transfer at least equal to the fair market value of the transferred assets;

     (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;

     (4) the sale, transfer or discount of any receivables to lenders under any Credit Facilities or to special purpose entities formed to borrow from lenders under Credit Facilities against such receivables;

     (5) a sale of assets (other than assets specified in any other clause of this paragraph) by the Company or any of its Restricted Subsidiaries prior to September 30, 2002, provided that (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of each such sale at least equal to the fair market value of the assets sold and (b) the aggregate fair market value of all such assets sold in any fiscal year shall not exceed an amount equal to:

         (i) for the Company's fiscal year ended September 30, 1999, $25,000,000, and

         (ii) for each of the Company's fiscal years ended September 30, 2000, 2001 and 2002, an amount equal to the sum of $25,000,000 plus the difference between (A) $25,000,000 and (B) the aggregate consideration received by the Company and its Restricted Subsidiaries for all sales of assets (excluding assets specified in any other clause of this paragraph) during the previous fiscal year;

     (6) a Restricted Payment that is permitted by the covenant described above under the caption " -- Restricted Payments"; and

     (7) a disposition of inventory in the ordinary course of business or a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business.

"Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

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"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company, measured by voting power rather than number of shares;

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
     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

     (5) the consolidation or merger of the Company with or into any Person, or the consolidation or merger of any Person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, excluding any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

"Class A Convertible Preferred Stock" means 195,000 shares of the Company's 5% Class A Convertible Preferred Stock, liquidation preference $1,000 per share, outstanding as of the Issue Date, which is redeemable at the option of the Company at any time after May 19, 2000.

"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

     (1) an amount equal to any extraordinary gain or loss plus any net gain or loss realized in connection with an Asset Sale or any other sale, lease, conveyance or other disposition of any assets or rights (other than sales of inventory in the ordinary course of business) in a single transaction or in a series of related transactions that involves assets or rights having an aggregate fair market value equal to or greater than $2.5 million, in any such case to the extent such gains or losses were excluded in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and, in the case of the Company and its Restricted Subsidiaries, restructuring charges recorded in the Company's fourth fiscal quarter of fiscal 1998 in an amount not to exceed $20.4 million in the aggregate, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated


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Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders (other than restrictions in effect on the Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption "Dividends and Other Payment Restrictions Affecting Subsidiaries").

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in effect on the Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption "Dividends and Other Payment Restrictions Affecting Subsidiaries");

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

     (5) restructuring charges and write-offs recorded prior to the first anniversary of the date of the Indenture, in an aggregate amount not to exceed $12.5 million, shall be excluded; and

     (6) the cumulative effect of a change in accounting principles shall be excluded.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

     (1) was a member of such Board of Directors on the date of the Indenture;
         or

     (2) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Credit Facility" means, with respect to the Company or any of its Restricted
Subsidiaries:

     (1) that certain Credit Facility, dated as of December 4, 1998, by and among the Company, certain of the Company's Subsidiaries, the lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, Salomon Smith Barney Inc., as Syndication Agent, Credit Lyonnais Chicago Branch, as Co-Documentation Agent and NBD Bank, as Co-Documentation Agent providing for up to $500.0 million of revolving credit borrowings and $525.0 million in term loans, in each case including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; and

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
     (2) one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the Credit Facility; and

     (2) any other Senior Debt permitted under the Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

"Domestic Restricted Subsidiary" means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Exclusive Agency and Marketing Agreement" means the Exclusive Agency and Marketing Agreement between the Company and Monsanto Company, dated as of September 30, 1998 (as amended and restated as of November 11, 1998) as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

"Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness under the Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and other non-cash amortization; plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

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     (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

"Foreign Subsidiary" means, with respect to the Company, any Subsidiary that does not meet the definition of a Domestic Subsidiary.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

"Guarantors" means:

     (1) each Wholly Owned Domestic Restricted Subsidiary of the Company on the date of the Indenture; and

     (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or exchange rate or raw materials price risk agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, in each case pursuant to any Credit Facilities permitted pursuant to the covenant under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

"Indebtedness" means, with respect to any specified Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of:

     (1) borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) banker's acceptances;

     (4) representing Capital Lease Obligations;

     (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes, without duplication, all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants -- Restricted Payments."

"Issue Date" means the date of first issuance of the Notes under the Indenture.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale or any other sale, lease, conveyance or other disposition of any assets or rights (other than sales of inventory in the ordinary course of business) in a single transaction or in a series of related transactions that involves assets or rights having an aggregate fair market value equal to or greater than $2.5 million; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

     (3) any non-cash expenses attributable to grants or exercises of employee stock options.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

"Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries
         (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Permitted Investments" means:

     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

         (a)  such Person becomes a Restricted Subsidiary of the Company; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales";

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (6) investments in accounts or notes receivable acquired in the ordinary course of business;

     (7) the designation of one or more Subsidiaries of the Company whose assets and operations are exclusively related to the professional business segment of the Company;

     (8) any payment by the Company or any of its Restricted Subsidiaries pursuant to the Exclusive Agency and Marketing Agreement; and

     (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at any time outstanding, not to exceed $50.0 million.

"Permitted Junior Securities" means: (1) Equity Interests in the Company or any Guarantor; or (2) debt securities of the Company or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

"Permitted Liens" means:

     (1) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

     (2) Liens in favor of the Company or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

     (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not entered into in contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of the Indenture;

     (8) Liens on Assets of Guarantors to secure Senior Debt of such Guarantor that was permitted by the Indenture to be incurred;

     (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (10)Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

     (11)Liens on assets of Unrestricted Subsidiaries that secure Non Recourse Debt of Unrestricted Subsidiaries.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness shall not be incurred by a Restricted Subsidiary that is not a Guarantor to refinance debt of the Company or a Guarantor.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

"Principals" means the Hagedorn Partnership, L.P., and any Partner or Affiliate thereof or of such Partner.

"Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

"Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related thereto.

"Related Party" with respect to any Principal means:

     (1) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

"Senior Debt" means:

     (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by the Company;

     (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

     (3) any trade payables; or

     (4) any Indebtedness that is incurred in violation of the Indenture.

"Significant Domestic Restricted Subsidiary" means any Domestic Restricted Subsidiary, other than any Wholly Owned Domestic Restricted Subsidiary, that both is a Significant Subsidiary of the Company and guarantees or otherwise provides direct credit support for any Senior Debt of the Company.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable or equipment transaction.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

"Treasury Rate" means, as of any Redemption Date, the yield to maturity as of the Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2004; provided, however, that if the period from the Redemption Date to January 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such

         Person's financial condition or to cause such Person to achieve any specified of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

If a Guarantor is designated as an Unrestricted Subsidiary, the Subsidiary Guarantee of that Guarantor shall be released. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor in accordance with the terms of the Indenture.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

"Wholly Owned Domestic Restricted Subsidiary" means, with respect to the Company, any Domestic Restricted Subsidiary that meets the definition of a Wholly Owned Restricted Subsidiary.

"Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.


                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the Exchange Offer. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. This discussion is generally limited to the tax consequences to Holders that hold the Exchange Notes as capital assets (within the meaning of Section 1221 of the Code). There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Some Holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below.

For U.S. federal income tax purposes, the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as a taxable transaction for federal income tax purposes. As a result, there should be no federal income tax consequences to Holders exchanging Original Notes for Exchange Notes pursuant to the Exchange Offer. A Holder should have the same adjusted basis and holding period in an Exchange Note as it had in an Original
Note immediately prior to the exchange.

THE FOREGOING DISCUSSION IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, TREASURY REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT HOLDERS EXCHANGING NOTES. EACH HOLDER OF ORIGINAL NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF EXCHANGING ORIGINAL NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

                                  LEGAL MATTERS

Certain legal matters relating to the Exchange Offer are being passed upon for the Company by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio, counsel for the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The audited consolidated financial statements of The Scotts Company and its Subsidiaries as of September 30, 1997 and 1998 and for the years ended September 30, 1996, 1997 and 1998 incorporated by reference in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, as indicated in their report with respect thereto and incorporated by reference herein.

The audited combined financial statements of Rhone-Poulenc Jardin as of December 31, 1997 and for the year then ended incorporated by reference in this Prospectus have been audited by Coopers & Lybrand, independent certified public accountants, as indicated in their report with respect thereto and incorporated by reference herein.

                                  $330,000,000

                               THE SCOTTS COMPANY

                    8.625% SENIOR SUBORDINATED NOTES DUE 2009
             REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED




                                     [LOGO]








                                   PROSPECTUS

                                               , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, associate, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action suit or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened by the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders; or

                           (d) By the court of common pleas or the court in
                  which such action, suit or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both of the following:

                                    (i) Repay such amount if it is proved by
                           clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                    (ii) Reasonably cooperate with the
                           corporation concerning the action, suit, or proceeding.

                           (b) Expenses, including attorney's fees, incurred by
                  a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 5.01 of the Registrant's Code of Regulations governs indemnification by Registrant and provides as follows:

                  SECTION 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         In addition, the Registrant currently provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.


ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

              (a)   EXHIBITS

Exhibit
  No.           Description
  ---           -----------

4 Indenture dated as January 20, 1999 between The Scotts Company and State Street Bank and Trust Company, as trustee

5 *             Opinion of Vorys, Sater, Seymour and Pease LLP

23.1*           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2*           Consent of Coopers & Lybrand, Independent Accountants

Exhibit
  No.           Description
  ---           -----------

23.3*           Consent of Vorys, Sater, Seymour and Pease LLP (included in
                Exhibit 5)

24              Powers of Attorney (included on signature page)

25              Form T-1 - Statement of Eligibility of Trustee

99              Letter of Transmittal

-----

*  To be filed by amendment.

              (b)   FINANCIAL STATEMENT SCHEDULES

                    None

ITEM 22.      UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 145, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 19, 1999.

                                  THE SCOTTS COMPANY


                                   By       /s/ CHARLES M. BERGER
                                      ---------------------------------
                                      CHARLES M. BERGER
                                      Chairman, President and
                                      Chief Executive Officer

                                POWER OF ATTORNEY

We, the undersigned directors and officers of The Scotts Company. (the "Company"), and each of us, do hereby constitute and appoint Jean H. Mordo and
G. Robert Lucas, or either of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                  Date
              ---------                                   -----                                  ----
/s/ CHARLES M. BERGER                         Chairman of the Board, President              April 19, 1999
------------------------------------          and CEO
    CHARLES M. BERGER                         (Principal Executive Officer)

/s/ JEAN H. MORDO                             Executive Vice President and CFO              April 19, 1999
-----------------------------------           (Principal Financial and
    JEAN H. MORDO                             Accounting Officer)

    JAMES B. BEARD                            Director                                      April 19, 1999
-----------------------------------
    JAMES B. BEARD

    JOSEPH P. FLANNERY                        Director                                      April 19, 1999
-----------------------------------
    JOSEPH P. FLANNERY

     HORACE HAGEDORN                          Director                                      April 19, 1999
-----------------------------------
    HORACE HAGEDORN

/s/  JAMES H. HAGEDORN                        Director                                      April 19, 1999
-----------------------------------
    JAMES H. HAGEDORN

     ALBERT E. HARRIS                         Director                                      April 19, 1999
-----------------------------------
    ALBERT E. HARRIS

              Signature                                   Title                                  Date
              ---------                                   -----                                  ----

/s/  JOHN  KENLON                             Director                                      April 19, 1999
-----------------------------------
    JOHN KENLON

     KAREN G. MILLS                           Director                                      April 19, 1999
-----------------------------------
    KAREN G. MILLS

/s/ PATRICK J. NORTON                         Director                                      April 19, 1999
-----------------------------------
    PATRICK J. NORTON

/s/ JOHN M. SULLIVAN                          Director                                      April 19, 1999
-----------------------------------
    JOHN M. SULLIVAN

/s/ L. JACK VAN FOSSEN                        Director                                      April 19, 1999
-----------------------------------
    L. JACK VAN FOSSEN

    JOHN WALKER, PH.D.                        Director                                      April 19, 1999
-----------------------------------
    JOHN WALKER, PH.D.

                                INDEX TO EXHIBITS

Exhibit
  No.           Description
  ---           -----------

4 Indenture dated as January 20, 1999 between The Scotts Company and State Street Bank and Trust Company, as trustee

5*              Opinion of Vorys, Sater, Seymour and Pease LLP

23.1*           Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2*           Consent of Coopers & Lybrand, Independent Accountants

23.3*           Consent of Vorys, Sater, Seymour and Pease LLP (included in
                Exhibit 5)

24              Powers of Attorney (included on signature page)

25              Form T-1 - Statement of Eligibility of Trustee

99              Letter of Transmittal

------

*  To be filed by amendment.